EXHIBIT 10(p)

SALE AND LEASEBACK AGREEMENT BETWEEN 21ST CENTURY INSURANCE COMPANY AND GENERAL ELECTRIC CAPITAL CORPORATION

                             MASTER LEASE AGREEMENT

                   dated as of December 31, 2002 ("AGREEMENT")


     THIS AGREEMENT, is between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("LESSOR") and 21ST CENTURY INSURANCE COMPANY ("LESSEE"). Lessor has an office at 4 NORTH PARK DRIVE, SUITE 500, HUNT VALLEY, MD 21030. Lessee is a corporation organized and existing under the laws of the State of California. Lessee's mailing address and chief place of business is 6301 OWENSMOUTH AVENUE, WOODLAND HILLS, CA 91367. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule ("SCHEDULE").


1.     LEASING:

     (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment, software and other property (collectively, "EQUIPMENT") described in any Schedule signed by both parties.

     (b) Lessor shall purchase Equipment from the manufacturer or supplier ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date (specified in the Schedule) Lessor receives (i) a Schedule for the Equipment,
(ii) evidence of insurance which complies with the requirements of Section 8, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.


2.     TERM,  RENT  AND  PAYMENT:

     (a) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.


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     (b)     Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of three cents ($.03) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.


3. TAXES: If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "TAXES"). Lessee shall have no liability for Taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall send Lessor a copy of each report or return and evidence of Lessees payment of Taxes upon request.


4.     REPORTS:

     (a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

     (b) (i) Lessee will deliver to Lessor Lessee's complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee.

          (ii) Lessee will deliver to Lessor all Forms 10-K and 10Q, if any, filed by Lessee or Guarantor with the Securities and Exchange Commission ("SEC") within thirty (30) days after the date on which they are filed. Lessee will deliver or otherwise furnish the following financial statements to Lessor within 15 days of the applicable statutory due dates thereof (timely availability of such financial statements on the Lessee's website [www.21st.com] with concurrent notice to Lessor that the same are available shall constitute delivery for purposes of this section): (A) annual and quarterly financial


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statements  as  filed by Lessee's parent, 21st Century Insurance Group, with the
SEC on Forms 10-K and 10-Q, respectively, including such CFO and CEO certifications and opinions or reports of independent auditors as may be required by applicable securities law; and (B) such other financial statements as are required to be filed by Lessee with the California Department of Insurance or such other state insurance regulatory agency as may have primary regulatory jurisdiction regarding Lessee, including such officer certifications as may be required by applicable state insurance regulation or form required by the National Association of Insurance Commissioners. Lessor agrees that by furnishing all of these SEC Forms, financial statements and other information required under the preceding sentences of this paragraph (b)(ii), or making them publicly available in electronic form in accordance therewith, Lessee shall also be deemed to have satisfied the requirements of paragraph (b)(i).

     (c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice, and Lessor will be responsible for any costs incurred by it in connection with such inspection so long as no default has occurred and is then continuing.

     (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor requests, Lessee will promptly notify Lessor in writing of the location of any Equipment.

     (e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

     (f) Within thirty (30) days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, there exists no default or event which with notice or lapse of time (or both) would become such a default.

          (g) Lessee shall promptly notify Lessor of (i) any change in the name of Lessee or (ii) any change in the state of its incorporation or registration or type of its organization.

     (h) Lessee shall not register any of the Equipment with the U.S. Copyright Office or the U.S. Patent and Trademark Office unless (i) Lessee provides Lessor with written notice at least thirty (30) days prior to the effective date of any such registration and (ii) at Lessee's sole cost and expense, execute, deliver and file any documents or filings and take any other action requested by Lessor in order to perfect or preserve Lessor's security interest in the Equipment with the U.S. Copyright Office or the U.S. Patent and Trademark Office.


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5.     DELIVERY,  USE  AND  OPERATION:

     (a)     Lessee represents that it is in possession of all of the Equipment.

     (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies, and Lessee shall not discontinue use of the Equipment. Notwithstanding the foregoing, Lessee may discontinue using an item of Equipment if Lessee replaces such discontinued Equipment by complying with all of the following to Lessor's satisfaction: (i) Lessor receives ten (10) Business Days' prior written notice thereof, (ii) on or before the date such item of Equipment is discontinued, Lessee duly conveys to Lessor title to, or a first priority, perfected security interest against, an item of Equipment of the same make and model number as the item of Equipment being discontinued, and
(iii) Lessee complies with the other provisions of this Section 5(b). Such replacement Equipment shall be free and clear of all Liens, have a value, utility, and useful life at least equal to, and be in as good an operating condition as, the item of Equipment being replaced, assuming such item of
Equipment was in the condition and repair required by the terms hereof immediately prior to its being discontinued. Lessee shall furnish to Lessor such documents to evidence such conveyance as Lessor shall request. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee all of Lessor's right, title and interest, if any, in and to such item of Equipment so replaced, which transfer shall be "AS-IS, WHERE-IS", AND WITHOUT RECOURSE OR WARRANTY OF ANY KIND WHATSOEVER. Each such replacement item of Equipment, shall, after such conveyance to Lessor, be deemed an item of "Equipment", as defined herein.
 ---------

     (c) Lessee will not move any Equipment from the location specified on the Schedule, without (i) the prior written consent of Lessor, if such relocation is to a location not identified on the Schedule, or (ii) prior written notice to Lessor, if the items of Equipment that are then being relocated have an aggregate Capitalized Lessor's Cost of at least $500,000. From time to time, but no more frequently that twice per calendar year (unless a default has occurred and is then continuing), Lessor may request that Lessee provide Lessor with a written report detailing the location of the Equipment as at the time of the report. Lessee will deliver any such report to Lessor within fifteen (15) Business Days of Lessor's request.

     (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor and at all times during the term of this Agreement and any Schedule Lessor's interest in the Equipment shall be perfected and prior to the interest of any other party.

     (e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.


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6.     MAINTENANCE:

     (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest therein. The tags or labels shall be placed in a prominent position on each unit of Equipment.

     (b) Lessee will not attach or install anything on the Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("ADDITIONS") furnished or attached to any Equipment that are not readily removable shall become subject to the lien of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.


7. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("CASUALTY OCCURRENCES"), Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

8.     INSURANCE:

     (a) As between Lessee and Lessor, Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

     (b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage. Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the


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Stipulated  Loss  value  or  the  full  replacement  cost  of  the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

     (c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments with respect to the Equipment. Lessor shall not act as Lessees attorney-in-fact unless Lessee is in default under this Agreement or any Schedule. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance with respect to the transactions contemplated herein. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.


9.     RETURN  OF  EQUIPMENT:

     (a) At the expiration or termination of this Agreement or any Schedule, unless Lessee has exercised its purchase option pursuant to Sections 17 or 18 hereof, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition (reasonable wear and tear excepted) as to permit its immediate installation into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

     (b) Until Lessee has fully complied with the requirements of Section 9(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. After the expiration or termination of this Agreement or any Schedule, Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.


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     (c)     Lessee  shall  provide  to  Lessor  a  detailed  inventory  of  all components of the Equipment in such detail as Lessor may request provided such details are recorded in Lessee's asset management records. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment within fifteen (15) Business Days of Lessor's request. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination, unless Lessee has exercised its purchase option pursuant to Sections 17 or 18 hereof.

     (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination, unless Lessee has exercised its purchase option pursuant to Sections 17 or 18 hereof. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

     (e) At the expiration or termination of this Agreement or any Schedule, unless Lessee has exercised its purchase option pursuant to Sections 17 or 18 hereof, Lessee shall, at its expense, comply with the following on or before such expiration or termination: (i) upon the request of Lessor, immediately disable the Software and deliver to Lessor all media containing the Software, any related source codes and all related manuals (Lessee agrees that Lessor may enter Lessee's premises to confirm that Lessee has complied with the foregoing request), (ii) upon the request of Lessor revoking Lessee's right to use the Software, shall immediately cease using the Software (Lessee agrees that Lessor may enter Lessee's premises to confirm that Lessee has complied with the foregoing demand), (iii) upon the request of Lessor, cause the licensor or the original software consulting firm of any Software to deinstall the Software in a commercially reasonable manner in accordance with the vendor's recommendations and reinstall the Software for use by Lessor or in a third party's system in a commercially reasonable manner in accordance with the vendor's recommendations,
(iv) execute and deliver to Lessor an assignment agreement assigning to Lessor all of Lessee's rights as licensee or otherwise under each Software License Agreement relating to Software, and (v) deliver to Lessor a consent from each licensor of Software whereby the licensor consents to the aforesaid assignment and the sublicense of the related Software to any third party selected by Lessor who agrees, in a written statement delivered to the licensor, that all Software shall remain the property of the licensor or its supplier, and that such third party's use of the Software shall be subject to, and that such third party shall abide by, all relevant license or other provisions applicable to the Software contained in the Software License Agreement.

10.     DEFAULT  AND  REMEDIES:

     (a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 8; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30)


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days  after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("GUARANTOR") becomes insolvent or ceases to do business as a going concern; (vi) any Equipment is illegally used; (vii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; (viii) there is a default in or a revocation or anticipatory repudiation of any Guarantor's obligations under any guaranty issued in connection with this Agreement; (ix) Lessee or any guarantor shall be in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement and the applicable grace period with respect thereto shall have expired; (x) Lessee or any guarantor shall have terminated its existence, consolidated with, merged into or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "EVENT"), unless not less than sixty (60) days prior to such Event: (A) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease or guaranty thereof, as the case may be, and
(B) Lessor is reasonably satisfied as to the credit worthiness of such person; or (xi) there is a change in controlling ownership of the issued and outstanding capital stock of Lessee or any Guarantor at any time, including, by way of example, and not limitation, if American International Group Inc. fails to directly or indirectly own fifty percent (50%) or more, or have controlling ownership of, the issued and outstanding capital stock of Lessee or any Guarantor at any time. Any provision of this Agreement to the contrary notwithstanding, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

     (b) AFTER A DEFAULT HEREUNDER, AT THE REQUEST OF LESSOR, LESSEE SHALL COMPLY WITH THE PROVISIONS OF SECTION 9(A). LESSEE HEREBY AUTHORIZES LESSOR TO PEACEFULLY ENTER ANY PREMISES WHERE ANY EQUIPMENT MAY BE AND TAKE POSSESSION OF THE EQUIPMENT. LESSEE SHALL IMMEDIATELY PAY TO LESSOR WITHOUT FURTHER DEMAND AS LIQUIDATED DAMAGES FOR LOSS OF A BARGAIN AND NOT AS A PENALTY, THE STIPULATED LOSS VALUE OF THE EQUIPMENT (CALCULATED AS OF THE RENT PAYMENT DATE PRIOR TO THE DECLARATION OF DEFAULT), AND ALL RENTS AND OTHER SUMS THEN DUE UNDER THIS AGREEMENT AND ALL SCHEDULES. LESSOR MAY TERMINATE THIS AGREEMENT AS TO ANY OR ALL OF THE EQUIPMENT. A TERMINATION SHALL OCCUR ONLY UPON WRITTEN NOTICE BY LESSOR TO LESSEE AND ONLY AS TO THE UNITS OF EQUIPMENT SPECIFIED IN ANY SUCH NOTICE. LESSOR MAY, BUT SHALL NOT BE REQUIRED TO, SELL EQUIPMENT AT PRIVATE OR PUBLIC SALE, IN BULK OR IN PARCELS, WITH OR WITHOUT NOTICE, AND WITHOUT HAVING THE EQUIPMENT PRESENT AT THE PLACE OF SALE. LESSOR MAY ALSO, BUT SHALL NOT BE REQUIRED TO, LEASE, OTHERWISE DISPOSE OF OR KEEP IDLE ALL OR PART OF THE EQUIPMENT. LESSOR MAY USE LESSEE'S PREMISES FOR A REASONABLE PERIOD OF TIME FOR ANY OR ALL OF THE PURPOSES STATED ABOVE WITHOUT LIABILITY FOR RENT, COSTS, DAMAGES OR OTHERWISE. THE PROCEEDS OF SALE, LEASE OR OTHER DISPOSITION, IF ANY, SHALL BE APPLIED IN THE FOLLOWING ORDER OF PRIORITIES: (I) TO PAY ALL OF LESSOR'S COSTS, CHARGES AND EXPENSES INCURRED IN TAKING, REMOVING, HOLDING, REPAIRING AND SELLING, LEASING OR OTHERWISE DISPOSING OF EQUIPMENT; THEN, (II) TO THE EXTENT NOT PREVIOUSLY PAID BY LESSEE, TO PAY LESSOR ALL SUMS DUE FROM LESSEE UNDER THIS AGREEMENT; THEN (III) TO REIMBURSE TO LESSEE ANY SUMS PREVIOUSLY PAID BY LESSEE AS LIQUIDATED DAMAGES; AND THEN (IV) TO LESSEE, IF THERE EXISTS ANY SURPLUS. LESSEE SHALL IMMEDIATELY PAY ANY DEFICIENCY IN (I) AND (II) ABOVE.


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     (c)  In  addition  to  the  foregoing rights after a default hereunder or a default or a termination under any software license agreement relating to any Equipment consisting of software that is licensed by Lessee (a "Software License Agreement"), Lessee shall, at its own expense, (i) upon the request of Lessor, immediately disable any or all of the Equipment consisting of software
("Software") and deliver to Lessor all media containing the Software, any related source codes and all related manuals (Lessee agrees that Lessor may enter Lessee's premises to confirm that Lessee has complied with the foregoing request), (ii) upon the request of Lessor revoking Lessee's right to use the Software, shall immediately cease using the Software (Lessee agrees that Lessor may enter Lessee's premises to confirm that Lessee has complied with the foregoing demand), (iii) upon the request of Lessor, cause the licensor or the original software consulting firm of any Software to deinstall the Software in a commercially reasonable manner in accordance with the vendor's recommendations and reengineer the Software for use in a third party's system and provide consulting services to Lessor and such third party regarding the installation, engineering and use of the Software, and (iv) use its best efforts, subject to the applicable licensor's consent, to promptly take all actions and execute and deliver and cause to be executed and delivered all documents reasonably requested by Lessor to assign to Lessor all of Lessee's rights as licensee or otherwise under the applicable Software License Agreement. Upon such assignment, Lessee's rights with respect to such Software shall cease, and Lessee shall use its best efforts to cause the licensor of the Software to consent to such assignment and to consent to a sublicense of the related Software to a third party, in which case Lessee's rights with respect to such Software shall cease, provided: (i) Lessor notifies the licensor in writing and
(ii) such third party agrees, in a written statement delivered to the licensor, that all Software shall remain the property of the licensor or its supplier, as applicable, and that such third party's use of the Software shall be subject to, and that such third party shall abide by, all relevant license or other provisions applicable to the Software contained in the Software License Agreement.

     (d) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

     (e) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.


11. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT, THIS AGREEMENT OR ANY SCHEDULE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of or notice to Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim that Lessee has or may at any time have against Lessor for any reason whatsoever. Lessee acknowledges that it has been advised that (i) General Electric Capital Corporation shall act hereunder and under certain Schedules executed pursuant hereto as agent for certain third party participants (each being herein referred to as a "PARTICIPANT" and, collectively, as the "PARTICIPANTS") and (ii) the interest of Lessor in this Agreement, the Schedules, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties or Participants without the consent of Lessee (the "SYNDICATION"). Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgements as reasonably may be required by Lessor or any such Participant; provided, however, in no event shall Lessee be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein. Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.



12. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessee's claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessor's liability or any manufacturer's liability, strict liability, negligence or otherwise.


13.     INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify Lessor or any Participant or their respective agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's or such Participant's gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) All of Lessor's and each Participant's rights, privileges and indemnities contained in this Section 13 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor and each Participant and their successors and assigns.


14. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.


15. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule:

     (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

     (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

     (d)     The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

     (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property (other than any software constituting Equipment).

     (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied (or applicable statutory accounting principles, as the case may be). Since the date of the most recent financial statement, there has been no material adverse change.

     (h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

     (h) The Equipment will at all times be used for commercial or business purposes.

     (j) None of the Software that is owned by Lessee and not licensed by Lessee from a third party has been registered with the U.S. Copyright Office or recorded with the U.S. Patent and Trademark Office.

16. OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST; USURY SAVINGS; SOFTWARE LICENSE AGREEMENTS:

     (a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

     (b) Lessee hereby grants to Lessor a first security interest in (i) the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder and (ii) Lessee's rights under any Software License Agreement relating to the Software, any upgrades of the Software and any rights to indemnification, warranty or guaranty payable to Lessee from time to time with respect to the foregoing and any insurance and other proceeds thereof. This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Lessee to Lessor, now existing or arising in the future under this Agreement or any Schedules attached hereto, and any renewals, extensions and modifications of such debts, obligations and liabilities.

     (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

     (d) Lessee hereby acknowledges and agrees that, notwithstanding the assignment of any Software License Agreement relating to any Software, (i) Lessee shall maintain its interest in such Software for the duration of the Software License Agreement; (ii) Lessee shall remain solely responsible under the Software License Agreement for the observance and the performance of all of the conditions and obligations to be observed and performed by Lessee thereunder, (iii) Lessee shall make all claims under the Software License Agreement solely against the software licensor; (iv) Lessee shall pay promptly when due all taxes, license fees, assessments and other charges levied or assessed on any of the Software; and (v) Lessor shall not have any duty, responsibility, obligation or liability under any Software License Agreement by reason of any assignment therein to Lessor.


17.     EARLY  PURCHASE  OPTION:

     (a) Lessee may purchase on an AS IS BASIS all (but not less than all) of the Equipment on any Schedule on any Rent Payment Date after the First Termination Date specified in the applicable Schedule but prior to the last Rent Payment Date of such Schedule (the "EARLY PURCHASE DATE"), for a price equal to
(i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Early Purchase Date (the "EARLY OPTION PRICE"), plus all applicable sales taxes. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least thirty (30) days, but not more than two hundred seventy (270) days, prior to the Early Purchase Date. If Lessee is in default or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment. (The purchase option granted by this subsection shall be referred to herein as the "EARLY PURCHASE OPTION").

     (b)     If  Lessee  exercises  its Early Purchase Option, then on the Early
Purchase Date, Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

18. END OF LEASE PURCHASE OPTION: Lessee may, at lease expiration, purchase all (but not less than all) of the Equipment on any Schedule on an AS IS BASIS for cash equal to the amount indicated on such Schedule (the "OPTION PAYMENT"), plus all applicable sales taxes. The Option Payment, plus all applicable sales taxes, shall be due and payable in immediately available funds on the expiration date of such Schedule. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days prior to the expiration date of the Schedule. If Lessee is in default, or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment.


19.     MISCELLANEOUS:

     (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) All Equipment shall at all times remain personal property even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

     (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor pursuant to the Uniform Commercial Code, the U.S. Copyright Act or the U.S. patent and trademark laws. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee's name, and on its behalf, to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR
MODIFICATION  OF  THIS  AGREEMENT  OR  ANY  WAIVER  OF  ANY OF ITS PROVISIONS OR
CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

     (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five business days after the date Lessee receives notice from Lessor requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Lessors Cost, if it has changed.

     (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY  AND  PERFORMANCE,  REGARDLESS  OF  THE  LOCATION  OF  THE  EQUIPMENT.

     (h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

     (i) This Agreement, the Schedule and all of the other Documents may be executed in counterparts. To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked Original and all other counterparts shall be marked Duplicate.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                           LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF 21ST CENTURY INSURANCE COMPANY AND AS AGENT FOR CERTAIN PARTICIPANTS
By:_____________________________________
                                                  By:___________________________

Name:___________________________________
                                                  Name:_________________________

Title:____________________________________
                                                  Title:________________________

001  (6/87)

                               CORPORATE LESSEE'S
                          BOARD OF DIRECTORS RESOLUTION


     The undersigned hereby certifies: (i) that she/he is the Secretary of 21ST CENTURY INSURANCE COMPANY (THE "CORPORATION"); (ii) that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of the Corporation duly held on the ____________________ day of ____________________, 2002; and (iii) that said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:


     "RESOLVED, that each of the officers of this Corporation, whose name appears below:



__________________________________                ______________________________
__________________________________
President                                         Treasurer



__________________________________                ______________________________
_____
Vice President                                    Secretary

or the duly elected or appointed successor in office of any or all of them, be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver a master lease agreement with GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS (together with its successors and assigns, if any, "LESSOR") as Lessor, providing for the leasing to (or sale and leaseback by) this Corporation, from time to time, of certain equipment; and


     FURTHER RESOLVED, that each officer of this Corporation be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver any documents and to do and perform all other acts and deeds which may be necessary or appropriate to effectuate the lease (or sale and leaseback) of equipment from Lessor and to secure and carry out the transactions contemplated thereby; and


     FURTHER RESOLVED, that the Lessor may rely upon the aforesaid resolutions until receipt by it of written notice of any change."

     IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Corporation this ____________________ day of ____________________, 2002.






_________________________________________
(CORPORATE SEAL)                                        Secretary

                               SECURITY AGREEMENT



THIS SECURITY AGREEMENT, made as of December 31, 2002 ("AGREEMENT"), by and between General Electric Capital Corporation, for itself and as agent for certain Participants, with an address at 4 North Park Drive Suite 500, Hunt Valley, MD 21030 (together with its successors and assigns, if any, "SECURED PARTY"), and 21st Century Insurance Company, a corporation organized and existing under the laws of the state of California, with its chief executive offices  located  at  6301  Owensmouth  Avenue,  Woodland  Hills,  CA  91367
("CUSTOMER").

In consideration of the promises herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Customer and Secured Party hereby agree as follows:


1.  CREATION  OF  SECURITY  INTEREST:

Customer hereby gives, grants and assigns to Secured Party, its successors and assigns forever, a security interest in and against any and all equipment, software and other property listed on the collateral schedule annexed hereto or made a part hereof ("COLLATERAL SCHEDULE"), Customer's rights under any Software License Agreement relating to any of the Collateral that consists of software, any upgrades of the Collateral and any rights to indemnification, warranty or guaranty payable to Customer from time to time with respect to the foregoing, and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the "COLLATERAL"). The foregoing security interest is given to secure the payment and performance of any and all installments of rent, other amounts, obligations and liabilities of any kind, nature or description whatsoever (whether due or to become due) of Customer to Secured Party under that certain Master Lease Agreement identified on the Collateral Schedule and the Schedules executed pursuant thereto (collectively, the "LEASE"), this Agreement, and/or any related documents (the Lease, this Agreement and all such related documents being hereinafter collectively referred to as the "TRANSACTION DOCUMENTS"), and any renewals, extensions and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "INDEBTEDNESS").


2.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  CUSTOMER:

Customer hereby represents, warrants and covenants that: (a) Customer is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its chief executive offices at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations; (b) Customer has adequate power and capacity to enter into, and to perform its obligations, under each of the Transaction Documents; (c) the Transaction Documents have been duly authorized, executed and delivered by Customer and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws; (d) no approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Customer of any of the Transaction Documents, except such as may have already been obtained;
(e) the entry into and performance by Customer of the Transaction Documents will not (i) violate any of the organizational documents of Customer or any judgment, order, law or regulation applicable to Customer, or (ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Customer's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Customer is a party; (f) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Customer which could, in the aggregate, have a material adverse effect on Customer, its business or operations, or its ability to perform its obligations under the Transaction Documents; (g) all financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change;
(h) the Collateral is not, and will not be, used by Customer for personal, family or household purposes; (i) the Collateral is, and will remain, in good condition and repair and Customer will not be negligent in the care and use thereof; (j) Customer is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; (k) the Collateral is, and will remain, free and clear of all liens, claims and encumbrances of every kind, nature and description (except for liens in favor of Secured Party); (l) Customer's exact legal name is as set forth in the first sentence of this Agreement; (m) none of the Collateral consisting of Software that is owned by Customer and not licensed by Customer from a third party has been registered with the U.S. Copyright Office or recorded with the U.S. Patent and Trademark Office; and (n) Customer shall not register any of the Collateral consisting of software that is owned by Customer and not licensed by Customer from a third party with the U.S. Copyright Office or the U.S. Patent and Trademark Office unless (i) Customer provides Secured Party with written notice at least thirty
(30) days prior to the effective date of any such registration and (ii) at Customer's sole cost and expense, execute, deliver and file any documents or filings and take any other action requested by Secured Party in order to perfect or preserve Secured Party's security interest in the Equipment with the U.S. Copyright Office or the U.S. Patent and Trademark Office.


3.  COLLATERAL:

(a) Until the declaration of any default hereunder, Customer shall remain in possession of the Collateral; provided, however, that Secured Party shall have the right to possess (i) any chattel paper, document, certificate of title or instrument that constitutes a part of the Collateral or possession of which may be required to perfect Secured Party's interest in the Collateral, and (ii) any other Collateral which because of its nature may require that Secured Party's security interest therein be perfected by possession. Secured Party, its successors and assigns, and their respective agents, shall have the right to examine and inspect any of the Collateral at any time during normal business hours, and Secured Party will be responsible for any costs incurred by it in connection with such inspection so long as no default has occurred and is then continuing. Upon any request from Secured Party, Customer shall provide Secured Party with notice of the then current location of the Collateral. (b) Customer shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good condition and working order, (iii) use and maintain the Collateral only in compliance with all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for liens in favor of Secured Party). (c) Customer shall not, without the prior written consent of Secured Party, (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, grant a security interest in or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral. (d) Customer shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on the use thereof, or on this Agreement or any of the other Transaction Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement or any of the other Transaction Documents. Customer shall reimburse Secured Party, on demand, for any and all costs and expenses incurred by Secured Party in connection therewith and agrees that such reimbursement obligation shall be secured hereby. (e) Customer shall, at all times, keep accurate and complete records of the Collateral, and Secured Party, its successors and assigns, and their respective agents, shall have the right to examine, inspect, and make extracts from all of Customer's books and records relating to the Collateral at any time during normal business hours, and such inspecting party will be responsible for any costs incurred by it in connection with such inspection so long as no default has occurred and is then continuing. (f) Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party. At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.


4.  INSURANCE:

The Collateral shall at all times be held at Customer's risk, and Customer shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where reasonably requested by Secured Party, against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies reasonably acceptable to Secured Party. Customer shall, if Secured Party so requires, deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as loss payee thereunder, shall provide for coverage to Secured Party regardless of the breach by Customer of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide for thirty
(30) days written notice to Secured Party of the cancellation or material modification thereof. Customer hereby appoints Secured Party as its attorney in fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any such insurance policies. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness secured hereby.


5.  REPORTS:

(a) Customer shall promptly notify Secured Party in the event of (i) any change in the name of Customer or the type of organization of Customer, (ii) any relocation of its chief executive offices, (iii) any relocation of any of the Collateral, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance attaching or being made against any of the Collateral (other than liens in favor of Secured Party). (b) Customer agrees to comply with Section 4(b) of the Lease. Secured Party may at any reasonable time examine the books and records of Customer and make copies thereof.


6.  FURTHER  ASSURANCES:

(a) Customer shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement, whether pursuant to the Uniform Commercial Code, the U.S. Copyright Act, the U.S. patent and trademark laws or otherwise. Without limiting the foregoing, Customer shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time requested by, and which are in form and substance reasonably satisfactory to, Secured Party. (b) Customer hereby grants to Secured Party the power to sign Customer's name and generally to act on behalf of Customer to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. Customer shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Secured Party. (c) Customer shall indemnify and defend the Secured Party, the Participants and their respective successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral. (d) Customer hereby authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code, U.S. Copyright Act or U.S. patent and trademark laws.


7.  EVENTS  OF  DEFAULT:

Customer shall be in default under this Agreement and each of the other Transaction Documents upon the occurrence of any of the following "EVENT(S) OF DEFAULT": (a) Customer fails to pay any installment or other amount due or coming due under any of the Transaction Documents within ten (10) days after its due date; (b) any attempt by Customer, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in, or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral; (c) Customer fails to procure, or maintain in effect at all times, any of the insurance on the Collateral in accordance with Section 4 of this Agreement; (d) Customer breaches any of its other obligations under any of the Transaction Documents and fails to cure the same within thirty (30) days after written notice thereof; (e) any warranty, representation or statement made by Customer in any of the Transaction Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect; (f) any of the Collateral being subjected to, or being threatened with, attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise; (g) any default by Customer under the Lease or any other Transaction Documents.


8.  REMEDIES  ON  DEFAULT:

(a) Upon the occurrence of an Event of Default under this Agreement, the Secured Party, at its option, may declare any or all of the Indebtedness (including, without limitation, the Lease) to be immediately due and payable, without demand or notice to Customer or any Guarantor. The obligations and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law. (b) Upon such declaration of default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any customer of Customer or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, and/or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default. If requested by Secured Party, Customer shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Customer's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice which Secured Party is required to give to Customer under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Customer at least five (5) days prior to such action. In addition to the foregoing rights after a default hereunder or a default or a termination under any software license agreement relating to any Collateral consisting of software that is licensed by Customer (a "Software License Agreement"), Customer shall, at its own expense, (i) upon the request of Secured Party, immediately disable any or all of the Equipment consisting of software ("Software") and deliver to Secured Party all media containing the Software and all related manuals (Customer agrees that Secured Party may enter Customer's premises to confirm that Customer has complied with the foregoing request), (ii) upon the request of Secured Party revoking Customer's right to use the Software, shall immediately cease using the Software (Customer agrees that Secured Party may enter Customer's premises to confirm that Customer has complied with the foregoing demand), (iii) upon the request of Secured Party, cause the licensor or the original software consulting firm of any Software to deinstall the Software in a commercially reasonable manner in accordance with the vendor's recommendations and reengineer the Software for use in a third party's system and provide consulting services to Secured Party and such third party regarding the installation, engineering and use of the Software, and (iv) use its best efforts, subject to the applicable licensor's consent, to promptly take all actions and execute and deliver and cause to be executed and delivered all documents reasonably requested by Secured Party to assign to Secured Party all of Customer's rights as licensee or otherwise under the applicable Software License Agreement. Upon such assignment, Customer's rights with respect to such Software shall cease, and Customer shall use its best efforts to cause the licensor of the Software to consent to such assignment and to consent to a sublicense of the related Software to a third party, in which case Customer's rights with respect to such Software shall cease, provided: (i) Secured Party notifies the licensor in writing and (ii) such third party agrees, in a written statement delivered to the licensor, that all Software shall remain the property of the licensor or its supplier, as applicable, and that such third party's use of the Software shall be subject to, and that such third party shall abide by, all relevant license or other provisions applicable to the Software contained in the Software License Agreement (c) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Customer to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Customer, if there exists any surplus. Customer shall remain fully liable for any deficiency. (d) In the event that any of the Transaction Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Customer agrees to pay all reasonable attorneys' fees incurred by Secured Party, and further agrees that payment of such fees is secured hereunder. Customer and Secured Party agree that such fees to the extent not in excess of twenty percent (20%) of subject amount owing after default (if permitted by law, or such lesser sum as may otherwise be permitted by law) shall be deemed reasonable. (e) Secured Party's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Customer unless such waiver be in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (f) CUSTOMER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN CUSTOMER AND SECURED PARTY RELATING TO

THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN CUSTOMER AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


9.  MISCELLANEOUS:

(a) This Agreement, the Lease and/or any of the other Transaction Documents may be assigned, in whole or in part, by Secured Party without notice to Customer, and Customer hereby waives any defense, counterclaim or cross-complaint by Customer against any assignee, agreeing that Secured Party shall be solely responsible therefor. (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed. (c) Secured Party may correct patent errors herein and fill in all blanks herein or in the Collateral Schedule consistent with the agreement of the parties. (d) Time is of the essence hereof. This Agreement shall be binding, jointly and severally, upon all parties described as the "CUSTOMER" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns. (e) This Agreement and its Collateral Schedule constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings (whether written, verbal or implied) with respect thereto. This Agreement and its Collateral Schedule shall not be changed or terminated orally or by course of conduct, but only by a writing signed by both parties hereto. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof. (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made). (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

     IN WITNESS WHEREOF, Customer and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:                                    CUSTOMER:

GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF 21ST CENTURY INSURANCE COMPANY AND AS AGENT FOR CERTAIN PARTICIPANTS
By:_____________________________________________  By:___________________________

Name:___________________________________________  Name:_________________________

Title:__________________________________________  Title:________________________

                               SECURITY AGREEMENT



THIS SECURITY AGREEMENT, made as of December 31, 2002 ("AGREEMENT"), by and between General Electric Capital Corporation, for itself and as agent for certain Participants, with an address at 4 North Park Drive Suite 500, Hunt Valley, MD 21030 (together with its successors and assigns, if any, "SECURED PARTY"), and 21st Century Insurance Group, a California corporation organized and existing under the laws of the state of California, with its chief executive offices located at 6301 Owensmouth Avenue, Woodland Hills, CA 91367 ("GUARANTOR").

In consideration of the promises herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Secured Party hereby agree as follows:


1.  CREATION  OF  SECURITY  INTEREST:

Guarantor hereby gives, grants and assigns to Secured Party, its successors and assigns forever, a security interest in and against any and all equipment, software and other property listed on the collateral schedule annexed hereto or made a part hereof ("COLLATERAL SCHEDULE"), Guarantor's rights under any Software License Agreement relating to any of the Collateral that consists of software, any upgrades of the Collateral and any rights to indemnification, warranty or guaranty payable to Guarantor from time to time with respect to the foregoing, and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the "COLLATERAL"). The foregoing security interest is given to secure the payment and performance of any and all installments of rent, other amounts, obligations and liabilities of any kind, nature or description whatsoever (whether due or to become due) of Guarantor to Secured Party under that certain Corporate Guaranty identified on the Collateral Schedule (the "GUARANTY"), this Agreement, and/or any related documents (the Guaranty, this Agreement and all such related documents being hereinafter collectively referred to as the "TRANSACTION DOCUMENTS"), and any renewals, extensions and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "INDEBTEDNESS").


2.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  GUARANTOR:

Guarantor hereby represents, warrants and covenants that: (a) Guarantor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its chief executive offices at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations; (b) Guarantor has adequate power and capacity to enter into, and to perform its obligations, under each of the Transaction Documents; (c) the Transaction Documents have been duly authorized, executed and delivered by Guarantor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws; (d) no approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Guarantor of any of the Transaction Documents, except such as may have already been obtained;
(e) the entry into and performance by Guarantor of the Transaction Documents will not (i) violate any of the organizational documents of Guarantor or any judgment, order, law or regulation applicable to Guarantor, or (ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Guarantor's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Guarantor is a party; (f) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Guarantor which could, in the aggregate, have a material adverse effect on Guarantor, its business or operations, or its ability to perform its obligations under the Transaction Documents; (g) all financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change;
(h) the Collateral is not, and will not be, used by Guarantor for personal, family or household purposes; (i) the Collateral is, and will remain, in good condition and repair and

Guarantor will not be negligent in the care and use thereof; (j) Guarantor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; (k) the Collateral is, and will remain, free and clear of all liens, claims and encumbrances of every kind, nature and description (except for liens in favor of Secured Party); (l) Guarantor's exact legal name is as set forth in the first sentence of this Agreement; (m) none of the Collateral consisting of Software that is owned by Guarantor and not licensed by Guarantor from a third party has been registered with the U.S. Copyright Office or recorded with the U.S. Patent and Trademark Office; and (n) Guarantor shall not register any of the Collateral consisting of software that is owned by Guarantor and not licensed by Guarantor from a third party with the U.S. Copyright Office or the U.S. Patent and Trademark Office unless (i) Guarantor provides Secured Party with written notice at least thirty (30) days prior to the effective date of any such registration and (ii) at Guarantor's sole cost and expense, execute, deliver and file any documents or filings and take any other action requested by Secured Party in order to perfect or preserve Secured Party's security interest in the Equipment with the U.S. Copyright Office or the U.S. Patent and Trademark Office.


3.  COLLATERAL:

(a) Until the declaration of any default hereunder, Guarantor shall remain in possession of the Collateral; provided, however, that Secured Party shall have the right to possess (i) any chattel paper, document, certificate of title or instrument that constitutes a part of the Collateral or possession of which may be required to perfect Secured Party's interest in the Collateral, and (ii) any other Collateral which because of its nature may require that Secured Party's security interest therein be perfected by possession. Secured Party, its successors and assigns, and their respective agents, shall have the right to examine and inspect any of the Collateral at any time during normal business hours, and Secured Party will be responsible for any costs incurred by it in connection with such inspection so long as no default has occurred and is then continuing. Upon any request from Secured Party, Guarantor shall provide Secured Party with notice of the then current location of the Collateral. (b) Guarantor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good condition and working order, (iii) use and maintain the Collateral only in compliance with all applicable laws, and
(iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for liens in favor of Secured Party). (c) Guarantor shall not, without the prior written consent of Secured Party, (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, Guaranty, mortgage, grant a security interest in or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral. (d) Guarantor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on the use thereof, or on this Agreement or any of the other Transaction Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement or any of the other Transaction Documents. Guarantor shall reimburse Secured Party, on demand, for any and all costs and expenses incurred by Secured Party in connection therewith and agrees that such reimbursement obligation shall be secured hereby. (e) Guarantor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party, its successors and assigns, and their respective agents, shall have the right to examine, inspect, and make extracts from all of Guarantor's books and records relating to the Collateral at any time during normal business hours, and such inspecting party will be responsible for any costs incurred by it in connection with such inspection so long as no default has occurred and is then continuing. (f) Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party. At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.


4.  INSURANCE:

The Collateral shall at all times be held at Guarantor's risk, and Guarantor shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where reasonably requested by Secured Party, against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies reasonably acceptable to Secured Party. Guarantor shall, if Secured Party so requires, deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as loss payee thereunder, shall provide for coverage to Secured Party regardless of the breach by Guarantor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide for thirty (30) days written notice to Secured

Party of the cancellation or material modification thereof. Guarantor hereby appoints Secured Party as its attorney in fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any such insurance policies. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness secured hereby.


5.  REPORTS:

(a) Guarantor shall promptly notify Secured Party in the event of (i) any change in the name of Guarantor or the type of organization of Guarantor, (ii) any relocation of its chief executive offices, (iii) any relocation of any of the Collateral, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance attaching or being made against any of the Collateral (other than liens in favor of Secured Party). (b) Guarantor agrees to comply with Section 4(b) of the Guaranty. Secured Party may at any reasonable time examine the books and records of Guarantor and make copies thereof.


6.  FURTHER  ASSURANCES:

(a) Guarantor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement, whether pursuant to the Uniform Commercial Code, the U.S. Copyright Act, the U.S. patent and trademark laws or otherwise. Without limiting the foregoing, Guarantor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, reGuarantys, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time requested by, and which are in form and substance reasonably satisfactory to, Secured Party. (b) Guarantor hereby grants to Secured Party the power to sign Guarantor's name and generally to act on behalf of Guarantor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. Guarantor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Secured Party. (c) Guarantor shall indemnify and defend the Secured Party, the Participants and their respective successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral. (d) Guarantor hereby authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code, U.S. Copyright Act or U.S. patent and trademark laws.


7.  EVENTS  OF  DEFAULT:

Guarantor shall be in default under this Agreement and each of the other Transaction Documents upon the occurrence of any of the following "EVENT(S) OF DEFAULT": (a) Guarantor fails to pay any amount due or coming due under any of the Transaction Documents within ten (10) days after its due date; (b) any attempt by Guarantor, without the prior written consent of Secured Party, to sell, rent, mortgage, grant a security interest in, or otherwise transfer or encumber (except for liens in favor of Secured Party) any of the Collateral;
(c) Guarantor fails to procure, or maintain in effect at all times, any of the insurance on the Collateral in accordance with Section 4 of this Agreement; (d) Guarantor breaches any of its other obligations under any of the Transaction Documents and fails to cure the same within thirty (30) days after written notice thereof; (e) any warranty, representation or statement made by Guarantor in any of the Transaction Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect; (f) any of the Collateral being subjected to, or being threatened with, attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise;
(g) any default by Guarantor or 21st Century Insurance Company ("CUSTOMER") under the Guaranty or any other Transaction Documents.


8.  REMEDIES  ON  DEFAULT:

(a) Upon the occurrence of an Event of Default under this Agreement, the Secured Party, at its option, may declare any or all of the Indebtedness (including, without limitation, the Guaranty) to be immediately due and payable, without demand or notice to Customer or Guarantor. The obligations and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law. (b) Upon such declaration of default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify Guarantor, Customer or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, and/or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default. If requested by Secured Party, Guarantor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Guarantor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice which Secured Party is required to give to Guarantor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Guarantor at least five (5) days prior to such action. In addition to the foregoing rights after a default hereunder or a default or a termination under any software license agreement relating to any Collateral consisting of software that is licensed by Guarantor (a "SOFTWARE LICENSE AGREEMENT"), Guarantor shall, at its own expense, (i) upon the request of Secured Party, immediately disable any or all of the Equipment consisting of software ("SOFTWARE") and deliver to Secured Party all media containing the Software and all related manuals (Guarantor agrees that Secured Party may enter Guarantor's premises to confirm that Guarantor has complied with the foregoing request), (ii) upon the request of Secured Party revoking Guarantor's right to use the Software, shall immediately cease using the Software (Guarantor agrees that Secured Party may enter Guarantor's premises to confirm that Guarantor has complied with the foregoing demand), (iii) upon the request of Secured Party, cause the licensor or the original software consulting firm of any Software to deinstall the Software in a commercially reasonable manner in accordance with the vendor's recommendations and reengineer the Software for use in a third party's system and provide consulting services to Secured Party and such third party regarding the installation, engineering and use of the Software, and (iv) use its best efforts, subject to the applicable licensor's consent, to promptly take all actions and execute and deliver and cause to be executed and delivered all documents reasonably requested by Secured Party to assign to Secured Party all of Guarantor's rights as licensee or otherwise under the applicable Software License Agreement. Upon such assignment, Guarantor's rights with respect to such Software shall cease, and Guarantor shall use its best efforts to cause the licensor of the Software to consent to such assignment and to consent to a sublicense of the related Software to a third party, in which case Guarantor's rights with respect to such Software shall cease, provided: (i) Secured Party notifies the licensor in writing and (ii) such third party agrees, in a written statement delivered to the licensor, that all Software shall remain the property of the licensor or its supplier, as applicable, and that such third party's use of the Software shall be subject to, and that such third party shall abide by, all relevant license or other provisions applicable to the Software contained in the Software License Agreement. (c) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Guarantor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Guarantor, if there exists any surplus. Guarantor shall remain fully liable for any deficiency. (d) In the event that any of the Transaction Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Guarantor agrees to pay all reasonable attorneys' fees incurred by Secured Party, and further agrees that payment of such fees is secured hereunder. Guarantor and Secured Party agree that such fees to the extent not in excess of twenty percent (20%) of subject amount owing after default (if permitted by law, or such lesser sum as may otherwise be permitted by law) shall be deemed reasonable. (e) Secured Party's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Guarantor unless such waiver be in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. (f) GUARANTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER TRANSACTION

DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN GUARANTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED
TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


9.  MISCELLANEOUS:

(b) This Agreement, the Guaranty and/or any of the other Transaction Documents may be assigned, in whole or in part, by Secured Party without notice to Guarantor, and Guarantor hereby waives any defense, counterclaim or cross-complaint by Guarantor against any assignee, agreeing that Secured Party shall be solely responsible therefor. (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed. (c) Secured Party may correct patent errors herein and fill in all blanks herein or in the Collateral Schedule consistent with the agreement of the parties. (d) Time is of the essence hereof. This Agreement shall be binding, jointly and severally, upon all parties described as the "GUARANTOR" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns. (e) This Agreement and its Collateral Schedule constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings (whether written, verbal or implied) with respect thereto. This Agreement and its Collateral Schedule shall not be changed or terminated orally or by course of conduct, but only by a writing signed by both parties hereto. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof. (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made). (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

     IN WITNESS WHEREOF, Guarantor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:                                     GUARANTOR:

GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF   21ST CENTURY INSURANCE GROUP
AND AS AGENT FOR CERTAIN PARTICIPANTS

By:__________________________________              By:__________________________

Name:________________________________              Name:________________________

Title:_______________________________              Title:_______________________

                               COLLATERAL SCHEDULE


     THIS COLLATERAL SCHEDULE is annexed to and made a part of that certain Security Agreement dated as of December 31, 2002, between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, together with its successors and assigns, if any, as Secured Party and 21ST CENTURY
INSURANCE GROUP, as Guarantor and describes collateral in which Guarantor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Corporate Guaranty dated December 31, 2002 entered into by Guarantor in favor of Secured Party.

DESCRIPTION  OF  COLLATERAL:

All software now and hereafter owned or licensed by Guarantor, including but not limited to the COGEN software system, Guarantor's rights under any Software License Agreement relating to any of the Collateral that consists of software, any upgrades of the Collateral and any rights to indemnification, warranty or guaranty payable to Guarantor from time to time with respect to the foregoing, and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof.





SECURED PARTY:                                     GUARANTOR:

GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF   21ST CENTURY INSURANCE GROUP
AND AS AGENT FOR CERTAIN PARTICIPANTS

By:_____________________________________________   By:__________________________

Name:___________________________________________   Name:________________________

Title:__________________________________________   Title:_______________________

Date:___________________________________________   Date:________________________

                               CORPORATE GUARANTY


                                        Date: December 31, 2002



General Electric Capital Corporation, for itself and as agent for certain participants
4 North Park Drive Suite 500
Hunt Valley, MD 21030


     To induce you to enter into, purchase or otherwise acquire, now or at any time hereafter, any promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, and/or any other documents or instruments evidencing, or relating to, any lease, loan, extension of credit or other financial accommodation (collectively "ACCOUNT DOCUMENTS" and each an "ACCOUNT DOCUMENT") to 21ST CENTURY INSURANCE COMPANY, a corporation organized and existing under the laws of the State of California ("CUSTOMER"), but without in any way binding you to do so, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to you, your successors and assigns, the due regular and punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter, whether evidenced by an Account Document, on open account or otherwise, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may owe to you now or at any time hereafter (all such payment and performance obligations being collectively referred to as "OBLIGATIONS"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses which may be suffered by you by reason of Customer's default or default of the undersigned.

     This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require you to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of the Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of the

Customer or any other person as parties thereto. The obligations of each signatory to this Guaranty shall be joint and several.

     The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other document;
(d) your failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, your failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to the Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned; (g) the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     This Guaranty, the Account Documents and the Obligations may be assigned by you, without the consent of the Undersigned. The Undersigned agrees that if it receives written notice of an assignment from you, the Undersigned will pay all amounts due hereunder to such assignee or as instructed by you. The Undersigned also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. The Undersigned hereby waives and agrees not to assert against any such assignee any of the defenses set forth in the immediate preceding paragraph.

     This Guaranty may be terminated upon delivery to you (at your address shown above) of a written termination notice from the undersigned. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

     The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, you shall be prohibited from exercising any of your rights or remedies against the Customer or any other person or against any property, then, as between you and the undersigned, such prohibition shall be of no force and effect, and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to you upon a default with respect to the Obligations.

     The  undersigned  covenants  and  agrees that:  (a) it will provide to you:
(1) within ninety (90) days after the end of each of its fiscal years, its balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), all in reasonable detail and certified by independent certified public accountants of recognized standing selected by the undersigned; (2) within sixty (60) days after the end of each quarter of its fiscal year, its balance sheet and related statement of income and statement of cash flows for such quarter, internally prepared in accordance with GAAP and certified by its chief financial officer; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by the undersigned to the Securities and Exchange Commission, including (without limitation) Forms 8Q, 10K and 10Q; and (b) it will promptly execute and deliver to you such further documents, instruments and assurances and take such further action as you from time to time reasonably may request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in your favor hereunder.

     Notice of acceptance of this Guaranty and of any default by the Customer or any other person is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Customer on a continuing basis financial data and other information regarding the Customer and is not relying upon you to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Customer's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affect the liability of the undersigned.

     Payment of all amounts now or hereafter owed to the undersigned by the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to you of all Obligations and is hereby assigned to you as a security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to you by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

     THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

     This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

     This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

     If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

     EACH SIGNATORY ON BEHALF OF A CORPORATE GUARANTOR WARRANTS THAT HE HAD AUTHORITY TO SIGN ON BEHALF OF SUCH CORPORATION AND BY SO SIGNING, TO BIND SAID GUARANTOR CORPORATION HEREUNDER.

     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERENED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF ANY COLLATERAL OR THE CUSTOMER OR GUARANTOR.

     IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.


                                21ST CENTURY INSURANCE GROUP

                         By:    ___________________________________
                                (Signature)

                         Title: ___________________________________
                                (Officer's Title)


ATTEST:   ___________________________________
          Secretary/Assistant Secretary

                              CERTIFIED RESOLUTION




     The undersigned hereby certifies that he is Secretary of 21ST CENTURY INSURANCE GROUP, that the following resolution was passed at a meeting of the Board of Directors of said corporation held on _________________________, 2002 duly called, a quorum being present, that said resolution has not since been revoked or amended, and that the form of guaranty referred to therein is the form shown attached hereto:



     "RESOLVED that it is to the benefit of this corporation that (a) it execute
(i) a guaranty of the obligations of 21ST CENTURY INSURANCE GROUP ("CUSTOMER") to GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS (collectively, "GE CAPITAL"), and (ii) a security agreement, in favor of GE Capital, securing such guaranty (collectively, the "GUARANTY
DOCUMENTS"), (b) the benefit to be received by this corporation from such Guaranty Documents, is reasonably worth the obligations thereby guaranteed and secured, and (c) such Guaranty Documents shall be substantially in the forms annexed to these minutes, and further that the _________________________ and _________________________ (Title of Officers) of this corporation are authorized to execute such Guaranty Documents on the behalf of this corporation."






     WITNESS my hand and the seal of this corporation on this ___________ day of December, 2002.









                              ___________________________________
          [Seal]                    Secretary

              CERTIFICATION AND REPRESENTATION BY SIGNING OFFICERS





     We,  the  undersigned,  _________________________  and
_________________________  being  the  _________________________  and
_________________________ of 21ST CENTURY INSURANCE GROUP, the corporation which executed each of the guaranty and security agreement attached hereto (collectively, the "GUARANTY DOCUMENTS"), hereby jointly and severally certify and represent to GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, that each of the undersigned executed the Guaranty Documents for and on behalf of said corporation and that in so executing the Guaranty Documents the undersigned were duly authorized to do so in their named capacity as officers and by so executing to hereby bind said guarantor corporation to the terms of the Guaranty Documents as therein set forth.








______________________________  (L.S.)  ______________________________ (L.S.)

Date:  _______________________          Date:________________________________

                              PLEDGE OF SECURITIES


     This Pledge of Securities ("AGREEMENT") is entered into as of 12:00:01 am PST this 1st day of January, 2003, by and between General Electric Capital Corporation ("GE CAPITAL") and 21st Century Insurance Company ("CUSTOMER").

     WHEREAS, Customer and GE Capital have entered into or contemporaneously will enter into a lease agreement, security agreement, promissory note, and/or certain schedules and related documents and agreements dated as of December 31, 2002 (such instruments together with all other documents and instruments executed in connection therewith, including but not limited to this Agreement, are hereinafter referred to collectively as the "TRANSACTION DOCUMENTS");

     WHEREAS, GE Capital requires that Customer provide, or cause to be provided to GE Capital, additional collateral to secure the performance of Customer under the Transaction Documents;

     WHEREAS, to satisfy the foregoing requirement, Customer proposes pledging to GE Capital, and granting GE Capital a security interest in, certain collateral; and

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties agree as follow:

As  additional  security  for  Customer's  performance  under  the  Transaction
Documents, Customer hereby pledges to GE Capital and grants GE Capital a security interest in all of the right, title and interest of Customer in and to those certain bonds described on Exhibit B, attached hereto and incorporated
                                     ---------
herein by this reference, whether certificated or uncertificated, together with all interest, dividends, and distributions thereon, additions thereto, and replacements or substitutions therefor, other Financial Assets relating thereto, and all proceeds from the liquidation, exchange or other disposition thereof, and all other proceeds of the foregoing (all of the foregoing being hereinafter referred to collectively as the "ACCOUNT ASSETS"), held by BNY Western Trust Company ("AGENT") in the name of Customer, in account number 000366440. (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Article 8 of the Uniform Commercial Code).

The security interest granted herein shall attach upon the execution of this Agreement by Customer as of the time and date first mentioned above; notwithstanding anything to the contrary hereinafter, the security interest granted herein and this Agreement shall, provided there exists no Default (as defined below), terminate in accordance with Section B. 6 of the Amendment to Schedule No. 1, dated as of December 31, 2002, between Customer and GE Capital. In connection with any such termination, provided there exists no Default (as defined below), GE Capital shall deliver to Customer and Agent a written release of GE Capital's security interest in the remaining Account Assets as provided in
Section  5  below.

THE INTERESTS OF THE PARTIES HERETO IN THE ACCOUNT ASSETS ARE AND SHALL BE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1. Customer shall execute and cause Agent to execute and deliver directly to GE Capital a letter agreement in the form of Exhibit A hereto (the "CONTROL
                                                  ---------
AGREEMENT"). At any time after a breach or default by Customer of its obligations to GE Capital under the Transaction Documents (a "DEFAULT"), GE Capital may instruct Agent to liquidate, at the then-prevailing market price, any or all of the Account Assets and pay the proceeds of such liquidation along with all other Account Assets to GE Capital or its order. Such instruction shall be in writing and signed by an authorized manager of GE Capital.

2. Customer agrees that GE Capital shall have no liability of any kind or nature whatsoever with respect to any liquidation of the Account Assets other than to account to Customer for any surplus pursuant to Section 6 below. Customer agrees that any liquidation of the Account Assets pursuant to, and in accordance with the terms of, Section 1 above, in bulk or in parcels, shall constitute a commercially reasonable sale. After Default, upon the request of GE Capital, Customer shall take such further action and execute such further documents as GE Capital shall deem necessary to effect a liquidation of the Account Assets and the payment of the proceeds thereof to GE Capital.

3. CUSTOMER SHALL HAVE THE RIGHT TO RECEIVE ALL INTEREST AND DIVIDENDS PAID BY THE ISSUER(S) OF ANY ACCOUNT ASSETS UNTIL SUCH TIME AS AGENT RECEIVES GE CAPITAL'S INSTRUCTIONS TO LIQUIDATE THE ACCOUNT ASSETS AS PROVIDED HEREIN. ANY INTEREST AND DIVIDENDS RECEIVED BY AGENT AFTER AGENT RECEIVES GE CAPITAL'S INSTRUCTION TO LIQUIDATE BUT BEFORE THE ACCOUNT ASSETS ARE LIQUIDATED SHALL BE PAID TO GE CAPITAL. IF DURING THE TERM OF THIS AGREEMENT, ANY STOCK SPLIT IS
DECLARED BY THE ISSUER OF ANY OF THE ACCOUNT ASSETS, ALL STOCK SUBJECT TO SUCH SPLIT AND/OR ISSUED IN CONNECTION THEREWITH SHALL BE DEEMED TO BE ACCOUNT ASSETS PLEDGED BY CUSTOMER TO GE CAPITAL UNDER THIS AGREEMENT AND SHALL BE SUBJECT TO ALL TERMS AND CONDITIONS OF THIS AGREEMENT.

4.     [Intentionally  omitted]

5. If GE Capital has not previously instructed Agent to sell the Account Assets, then within ten (10) business days after Customer has fully and completely performed its obligations to GE Capital under the Transaction Documents, GE Capital shall deliver to Customer and Agent a written release of GE Capital's security interest in the remaining Account Assets, which shall be signed by an authorized manager of GE Capital, after which the terms of this Agreement shall be deemed to have been satisfied.

6. GE Capital shall apply any proceeds of the liquidation pursuant to this Agreement of the Account Assets, first to GE Capital's reasonable costs and expenses incurred as a result of a Default, then to Customer's unpaid obligations due under the Transaction Documents. Any surplus from such liquidation of the Account Assets remaining after all of Customer's obligations to GE Capital under the Transaction Documents are satisfied in full shall be paid to Customer. Any deficiency shall be paid by Customer within ten business days after receipt of notice from GE Capital to Customer of the existence of such deficiency.

7. WAIVERS AND ACKNOWLEDGMENTS. WITH RESPECT TO THIS AGREEMENT, CUSTOMER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST AND NOTICE OF PRESENTMENT, DEMAND, PROTEST AND DEFAULT. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING GE CAPITAL FIRST TO SEEK OR PURSUE ANY OTHER REMEDY AGAINST ANY GUARANTOR, CUSTOMER OR ANY OTHER PARTY OR FIRST TO FORECLOSE, EXHAUST OR OTHERWISE PROCEED AGAINST ANY EQUIPMENT, OTHER COLLATERAL OR SECURITY WHICH MAY BE GIVEN IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR OTHERWISE. GE CAPITAL MAY, UPON ANY DEFAULT, OR AT ANY TIME THEREAFTER, EXERCISE ITS RIGHTS AND REMEDIES WITH RESPECT TO THE ACCOUNT ASSETS AND THIS AGREEMENT, WITH OR WITHOUT ANY NOTICE TO OR DEMAND UPON CUSTOMER, ANY GUARANTOR OR ANY OTHER PERSON.

8. REPRESENTATIONS AND WARRANTIES OF CUSTOMER. Customer represents, warrants and covenants to GE Capital that:

     (a) Customer is the legal and beneficial owner of the Account Assets, and except for the security interest granted to GE Capital herein Customer has, and will at all times during the term of this Agreement have, good and marketable title to the Account Assets, free and clear of any security interest, lien, pledge, encumbrance, option, claim or conditional sale contract, lease or other title retention agreement, and except as may be otherwise expressly permitted by this Agreement or required by applicable law or court order, Customer shall not pledge, borrow against or otherwise impair or diminish the value of the Account Assets or take or consent to any action which would impair, diminish or dilute the value of the Account Assets or attempt to take any such action and any attempt to do so shall constitute a material default under this Agreement and the Transaction Documents.

     (b) Upon execution of this Agreement by the parties hereto, the Agreement shall be a legal, valid and binding obligation of Customer enforceable against Customer according to its terms (subject only to the relief generally available to creditors under the United States Bankruptcy Code and other similar state legislation.

     (c) Upon the execution and delivery of this Agreement by Customer and execution of the Control Agreement by Customer, GE Capital and Agent, and delivery of the same to GE Capital, GE Capital's security interest in the Account Assets conferred hereby will be a valid, perfected, first priority security interest for the term of this Agreement.

     (d) The execution, delivery and performance by Customer of this Agreement will not violate any provision of law, any order of any court or other agency of government, or any indenture agreement or other instrument to which Customer is a party or by which Customer, or any of Customer's property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Account Assets or upon any of Customer's property or assets, except as contemplated by the provisions of this Agreement. No consent, approval, authorization, order, registration, or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Customer, or of or with any issuer of any of the Account Assets, the absence of which would adversely affect the legal and valid execution, delivery and performance by Customer of Customer's obligations under this Agreement, is required. There is no litigation, investigation or proceeding of or before any arbitrator or governmental authority pending or, to Customer's knowledge, threatened by or against Customer which, if adversely determined, would have a material adverse effect on the property of Customer, or the financial or other condition of Customer.

     (e) Customer shall cooperate with GE Capital and shall execute and deliver, or cause to be executed and delivered, to GE Capital all stock powers, proxies, assignments, financing statement, instruments, and other documents, and shall take all further action (all at no cost or expense to GE Capital) from time to time reasonably requested by GE Capital, in order to maintain a continuing, first-priority, perfected security interest in the Account Assets in favor of GE Capital, and to enable GE Capital to exercise and enforce its rights and remedies hereunder with respect to the Account Assets.

     (f) Customer has the right to pledge and grant a security interest in or otherwise transfer the Account Assets to GE Capital free of any encumbrance or right of third parties.

     (g) As of the date of this Agreement, the Account Assets consist of those described on Exhibit B hereto.
                    ----------

     (h) The Account Assets have not been redeemed in whole or in part by the issuer thereof.

     (i)  There  is  no  pending  redemption  of  the  Account  Assets.

     (j) The redemption value of the Account Assets as of the maturity date indicated therefor on the attached Exhibit B, is as described on the face of the Account Assets and the Account Assets represent a valid and enforceable obligation of the applicable issuer thereof.

9. A breach or default by Customer of any of its representations, warranties, covenants or agreements under this Agreement shall be deemed a Default. Without limiting the foregoing, GE Capital's receipt of notice from Agent that Agent is terminating the Control Agreement shall constitute a Default. In addition to any other rights described herein, upon any Default, GE Capital may in its sole discretion, without notice to or demand on Customer, sell or redeem any of the Account Assets pledged hereunder, at such asset's applicable maturity date, or sooner if same is permitted by the Account Asset or by agreement with the applicable issuer, and may (a) hold such Account Assets as cash security without obligation for interest thereon (and may commingle same with its other funds) for performance of obligations of Customer to GE Capital under the Transaction Documents; or (b) apply such Accounts Assets to the balance owed under the Transaction Documents in any manner permitted by such documents or instruments and applicable law. The enforcement by GE Capital of any rights and remedies hereunder shall not be deemed exclusive and shall be in addition to and not in lieu of any other remedies available to GE Capital at law, in equity or pursuant to the Transaction Documents or any other contract between GE Capital and Customer.

10. Notices, demands, written communications and payments required or permitted to be given hereunder shall be conclusively deemed to be properly given at time of delivery if delivered (i) personally, (ii) via commercial delivery service capable of providing documentary evidence of delivery or (iii) via United States certified mail, return receipt requested, properly addressed and postage prepaid, to the following addresses:

If to GE Capital:                         If to Customer:
GENERAL ELECTRIC CAPITAL CORPORATION      21st Century Insurance Company
2400 East Katella Avenue, Suite 800       6301 Owensmouth Avenue
Anaheim, CA 92806                         Woodland Hills, CA 91367
                                          Attention: General Counsel

11. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

12. The terms of this Agreement may not be changed, amended or waived except by a writing signed by the GE Capital, Customer and, if such change affects the rights or obligations of Agent, by the Agent. This Agreement, the

Transaction Documents and the Control Agreement contain the entire agreement among the parties relating to the subject matter thereof, and no prior agreements, understandings or offers shall be of any force or effect whatsoever.

13. CUSTOMER AND GE CAPITAL EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN CUSTOMER AND GE CAPITAL OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN CUSTOMER AND GE CAPITAL. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

CUSTOMER:                                         GE CAPITAL
21st Century Insurance Company
General Electric Capital Corporation

By:_____________________________________
     By:_____________________________________
Title:__________________________________
     Title:__________________________________

                          EXHIBIT A TO PLEDGE OF ACCOUNT
                         -------------------------------
                    [ATTACH COPY OF BNY COLLATERAL AGREEMENT]
                    -----------------------------------------

                          EXHIBIT B TO PLEDGE AGREEMENT
                          -----------------------------

                         [Description of Account Assets]

                              COLLATERAL AGREEMENT

     AGREEMENT, entered into as of 12:00:01 am PST this 1st day of January, 2003, among 21st Century Insurance Company ("Pledgor"), General Electric Capital Corporation ("Secured Party) and BNY Western Trust Company ("Custodian").

     WHEREAS, Secured Party and Pledgor have entered into a Pledge of Securities ("Pledge Agreement") pursuant to which Pledgor has agreed to pledge Securities (as defined below) to Secured Party to secure Pledgor's obligations pursuant to the Pledge Agreement; and

     WHEREAS, Secured Party and Pledgor have requested Custodian to hold Securities and to perform certain other functions as more fully described herein; and

     WHEREAS, Custodian has agreed to act on behalf of Secured Party and Pledgor as custodian of Securities delivered to Custodian by Pledgor for the benefit of the Secured Party;

     NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1. "ACCOUNT" shall mean a custodial account established and maintained pursuant to this Agreement in which Securities shall be deposited by Pledgor and pledged to Secured Party and any demand deposit account established and maintained in connection therewith.

     2. "AUTHORIZED PERSON" shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

     3. "BOOK-ENTRY SYSTEM" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York ("FRBNY") for receiving and delivering securities, its successors and nominees.

     4. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

     5. "CERTIFICATE" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian and signed by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

     6. "DEPOSITORY" shall mean the Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency.

     7. "ORAL INSTRUCTIONS" shall mean instructions received verbally by Custodian.

     8. "SECURITIES" shall mean those certain securities described on Annex A hereto, incorporated herein, whether held in the Book-Entry System or at a Depository, common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein.

     9.   "UCC" shall mean the Uniform Commercial Code of the State of New York.

     10. "WRITTEN INSTRUCTIONS" shall mean written communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN;
                                SECURITY INTEREST

     1. Secured Party and Pledgor hereby appoint Custodian as Custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorize Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Securities in the Account as pledged by Pledgor to Secured Party.

     2. Secured Party and Pledgor agree that it is intended that Custodian act as a "securities intermediary" as such term is defined in the UCC with respect to Securities pledged hereunder. In addition, the parties intend that all Securities in the Account shall be treated as "financial assets" as such term is defined in the UCC.

     3. Custodian shall have no duty at any time to determine the market value of any Securities in the Account or whether such Securities constitute collateral acceptable to Secured Party under the Pledge Agreement.

ARTICLE  III  CUSTODY  OF  SECURITIES

     1. Secured Party and Pledgor hereby authorize Custodian to utilize the Book-Entry System and Depositories to the extent possible in connection with its performance hereunder. Where Securities eligible for deposit in the Book-Entry System or Depositories are transferred to the Account, Custodian shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of Securities in a fungible bulk of securities shown on Custodian's account at the Book-Entry System or the appropriate Depository. Securities and cash deposited in the Book-Entry System or a Depository will be represented in accounts which include only assets held by Custodian for its customers.

     2. The parties hereto acknowledge and agree that Pledgor shall have no authority to substitute other Securities for any Securities which are held in the Account.

     3. Pledgor hereby authorizes Custodian to comply with all entitlement orders (as defined in the UCC) originated by Secured Party with respect to the Securities in the Account without further consent or direction from Pledgor or any other party. Custodian will not comply with any entitlement order of Pledgor concerning the Securities without Secured Party's prior written consent.

     4. Custodian shall furnish Secured Party and Pledgor with a monthly summary of all transactions with respect to the Securities in the Account. Secured Party and Pledgor may each elect to receive advices, confirmations or statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, Secured Party and Pledgor each acknowledges that such transmissions are not encrypted
and  therefore  are  insecure.   Secured  Party  and  Pledgor  each  further
acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Secured Party or Pledgor, respectively, or any person claiming by or through Secured Party or Pledgor, respectively, as a result of the use of such methods.

     5. With respect to all Securities held in the Account, Custodian shall, unless otherwise instructed to the contrary:

     (a) Receive all income and other distributions on the Securities and advise Pledgor as promptly as practicable of any such amounts due but not paid. Until such time that Custodian shall receive a Certificate from Secured Party certifying that Pledgor has defaulted in its obligations to Secured Party pursuant to the Pledge Agreement, Custodian shall credit to Pledgor the income and payments other than principal payments received by Custodian. After receipt of such Certificate from Secured Party, Custodian shall credit to the Account the income and all payments received by Custodian;

     (b) Present for payment and receive the amount paid upon all Securities which may mature and credit such amounts to the Account and advise Pledgor as promptly as practicable of any such amounts due but not paid;

     (c) Forward to Pledgor copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

     (d) Execute, as agent, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

     (e) Hold directly, or through the Book-Entry System or a Depository, all rights and similar Securities issued with respect to any Securities held by Custodian hereunder; and

     (f)  Endorse for collection checks, drafts or other negotiable instruments.

     6. Upon receipt of Written Instructions from the Secured Party, Custodian will exchange Securities held hereunder for other Securities and/or cash in connection with any conversion privilege, reorganization, recapitalization, redemption in kind, consolidation, tender offer or exchange offer, or any exercise or subscription, purchase or other similar rights represented by Securities.

     7. Custodian is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of Securities.

     8. In the event that Custodian receives a Certificate from Secured Party certifying that Pledgor has defaulted in its obligations to Secured Party pursuant to the Pledge Agreement, Custodian shall be authorized, without further inquiry, to act upon Written Instructions from Secured Party with respect to the disposition of all or any part of the Securities.

     9. Custodian hereby represents that as of the effective date of this Agreement, Custodian has received no other notice indicating that a security interest has been granted in the Securities (or any part thereof) to any other party, and that Custodian will use reasonable efforts to notify Secured Party of Custodian's receipt of such notice as soon as practicable.

     10. Custodian hereby represents that the security interest granted to Secured Party in the Securities shall be superior to any security interest, lien, right of set-off, or other interest which Custodian now has or may hereafter have in such Securities.

     11. Custodian hereby confirms that Custodian will not extend credit to or make any margin or other loans to Pledgor secured by the Securities, or any portion thereof.

                                   ARTICLE IV
                              CONCERNING CUSTODIAN

     1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses") incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the negligence or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of the Book-Entry System or any Depository. In no event shall Custodian be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

     (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

     (c) Secured Party and Pledgor agree, jointly and severally, to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained  or  incurred  by  or  asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor and Secured Party shall not indemnify Custodian for those Losses arising out of Custodian's negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market,

     3. Custodian may, with respect to questions of law, obtain the advice of counsel, at the expense of Pledgor, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

     4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

     5.   Pledgor  agrees  to  pay to Custodian the fees set forth in Schedule I attached hereto or as may be agreed upon from time to time. Pledgor shall reimburse Custodian for all costs associated with the conversion of Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. Pledgor shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

     6. Custodian shall be entitled to rely upon any Certificate or Written Instruction actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered.

     7. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Secured Party or Pledgor shall have access to Custodian's books and records relating to the Account during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Secured Party or Pledgor at its expense.

     8. It is understood that Custodian is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

     9. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

     10. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                    ARTICLE V
                            DISTRIBUTION; TERMINATION

     1. Except as otherwise provided herein, including, without limitation, the provisions of Article III, Paragraphs 3 and 8, Custodian shall transfer from the Account and distribute the Securities and cash held in the Account only upon receipt of Written Instructions to that effect from each of Secured Party and Pledgor. Such Written Instructions shall specify the Securities and cash to be distributed and the delivery instructions in connection therewith.

     2. Either Custodian or Secured Party may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall b not I-,-, than ninety (90) days after the date of giving of such notice. Such notice shall not affect or terminate Secured Party's security interest in the Securities. Upon termination hereof, Pledgor shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination and Custodian shall follow such reasonable Written Instructions of Secured Party concerning the transfer of custody of Securities, cash, records and other items. Upon the date set forth in a termination notice this Agreement shall terminate and except as otherwise provided herein all obligations of the parties to each other hereunder shall cease.

                                   ARTICLE VI
                                  MISCELLANEOUS

     1. Secured Party and Pledgor agree to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at: Los Angeles Office:
700 South Flower Street, Suite 200, Los Angeles, California 90017-4104; San Francisco Office: 550 Kearny St., Suite 600, San Francisco, California 94108; Seattle Office: Two Union Square, 601 Union Street, Suite 520, Seattle, Washington 98101-2321, or at such other place as Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at ________________________________________________________________________, or at
such  other  place  as Secured Party may from time to tune designate in writing.

     4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at ________________________________________________________________________, or at
such  other  place  as  Pledgor  may  from  time  to  time designate in writing.

     5. Each and every right granted to Custodian hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Custodian to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Custodian of any right preclude any other or future exercise thereof or the exercise of any other right.

     6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

     7. This Agreement shall be construed in accordance with the substantive laws of the State of California, without regard to conflicts of laws principles thereof. Pledgor, Secured Party and Custodian hereby consent to the jurisdiction of a state or federal court situated in California in connection with any dispute arising hereunder. Pledgor, Secured Party and Custodian each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Pledgor, Secured Party and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     8. In performing hereunder, Custodian is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, Secured Party, Pledgor and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                         21ST CENTURY INSURANCE COMPANY


                         By:
                            ---------------------------------------
                         Title:


                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By: /s/ Brett B. Haring
                            ---------------------------------------
                         Title:


                         BNY WESTERN TRUST COMPANY


                         By:
                            ---------------------------------------
                         Title:

   Nominal                                                              Paydown
Interest Rate   Maturity Date  Market Value - Base   Cost - Base        Quantity      Quantity
5.0000%              1-Dec-14         1,072,570.00   1,026,540.00     1,000,000.00  1,000,000.00
5.2500%              1-Dec-17         2,136,440.00   2,087,830.00     2,000.000.00  2,000,000.00
5.4500%              1-Jan-03         1,020,600.00   1,018,180.00     1,000,000.00  1,000,000.00
5.0000%              1-Aug-13         1,089,850.00   1,096,620.00     1,000,000.00  1,000,000.00
5.5000%              1-Oct-16         1,088,870.00   1,089,900.00     1,000,000.00  1,000,000.00
5.3750%              1-Mar-15         1,090,900.00   1,049,530.00     1,000.000.00  1,000,000.00
5.0000%              1-Nov-17         2,089,980.00   1,999,612.00     2,000,000.00  2,000,000.00
5.2500%              1-Jul-16         1,113,850.00   1,068,680.00     1,000,000.00  1,000,000.00
5.5000%             15-Jun-17         1,091,330.00   1,049,420.00     1,000.000.00  1,000,000.00
5.6250%              1-Dec-16         1,102,000.00   1,112,090.00     1,000,000.00  1,000,000.00
5.6250%              1-Dec-15         1,099,760.00  1.061,1 30.00     1,000,000.00  1,000,000.00
5.0000%              1-Aug-17         1,047,110.00   1,024,860.00     1,000,000.00  1,000,000.00
5.3750%              1-Oct-18         1,082,570.00   1,030,440.00     1,000,000.00  1,000,000.00
5.0000%              1-Deo-15         1,045,780.00   1,018,526.66     1,000,000.00  1,000,000.00
5.2500%             15-May-16         1,082,090.00   1,019,530.00     1,000,000.00  1,000,000.00
5.0000%              1-Jul-17         1,052,130.00   1,026,310.00     1,000.000.00  1,000,000.00
5.0000%              1-Jun-17         1,051,400.00   1,002,195.00     1,000.000.00  1.000.000.00
5.0000%              1-Jun-18         1,044,180.00   1,010,960.00     1,000,000.00  1,000,000.00
5.0000%              1-Aug-17         2,100,080.00   2.003,750.00     2,000,000.00  2,000,000.00
5.3750%              1-May-17         2,166,720.00   2,162,190.00     2,000,000.00  2,000,000.00
5.3500%              1-Mar-13         1,088,160.00   1,000,000.00     1,000,000.00  1,000,000.00
5.4000%              1-Mar-14         1,085,550.00     999,750.00     1,000.000.00  1,000,000.00
5.2500%              1-Dec-IO         1,116,070.00   1,071,640.00     1,000,000.00  1,000,000.00
5.2500%              1-Mar-08         1,108,960.00   1,057,370.00     1,000,000.00  1,000,000.00
5.1250%             15-May-12         1,097,790.00   1,051,800.00     1,000.000.00  1,000,000.00
5.3750%              1-Jul-15         1,129.920.00   1,114,860.00     1,000,000.00  1,000,000,00
5.0000%              1-Oct-16         1,054,580.00     997,250.00     1,000,000.00  1,000,000.00
5.2500%              1-May-15         1,087,240.00   1,039,030.00     1,000,000.00  1,000,000.00
5.1250%              1-Oct-15         2,145,500.00   2,067,760.00     2,000,000.00  2,000,000.00
5.1250%              1-Oct-16         2,133,360.00   2,057,280.00     2,000,000,00  2,000,000.00
5.2500%              1-Feb-17         2,187,840.00   2,109,960.00     2,000,000,00  2,000,000.00
5.0000%              1-Nov-18         1,047,860.00   1,000,770.00     1,000,000.00  1,000,000.00
5.5000%              1-Dec-13         1,048,660.00   1,032,360.00     1,000,000.00  1,000,000.00


  Nominal                                                               Paydown
Interest Rate   Maturity Date  Market Value - Base    Cost - Base       Quantity       Quantity

5.0000%              1-Jul-07         1,104,380.00   1,052,650.00     1,000,000.00  1,000,000.00
5.2500%              1-Jun-13         1,076,720.00   1,006,490.00     1,000,000.00  1,000,000.00
5.2500%             15-Jul-15         2,205,520.00   1,104,740.00     2,000,000.00  2,000,000.00
5.1250%              1-Dec-16         1,590,015.00   1,544,250.00     1,500,000.00  1,500,000.00
5.0000%              1-Feb-17         1,053,260.00   1,027,960.00     1,000,000.00  1,000,000.00
5.2500%              1-May-15         4,223,800.00   4,116,760.00     4,000,000.00  4,000,000.00
5.1250%             15-May-14         1,056,050.00   1,023,850.00     1,000,000.00  1,000,000.00
5.0000%              1-May-16         1,048,550.00   1,022,520.00     1,000,000.00  1,000,000.00
5.1250%              1-May-16         2,110,940.00   2,048,640.00     2,000,000.00  2,000,000.00
5.2500%              1-Sep-11         1,125,200.00   1,046,680.00     1,000,000.00  1,000,000.00
5.0000%              1-Jul-11         1,068,200.00   1,020,010.00     1,000,000.00  1,000,000.00
5.0000%             15-Jun-18         2,079,620.00   2,026,500.00     2,000,000.00  2,000,000.00
7.1000%              1-Mar-04         1,067,190.00   1,078,670.00     1,000,000.00  1,000,000.00
5.1250%              1-Oct-13         1,103,040.00   1,067,340.00     1,000,000.00  1,000,000.00
5.0000%              1-Oct-15         2,094,340.00   2,018,980.00     2,000,000.00  2,000,000.00
5.0000%              1-Oct-14         2,108,820.00   2,029,860.00     2,000,000.00  2,000,000.00
5.2000%              1-Dec-15         1,051,020.00   1,014,050.00     1,000,000.00  1,000,000.00


  Nominal
Interest Rate          Asset Long Description - 1           CUSIP
5.0000%         PITTSBURGH PA WTR & SWR AUTH WTR & SWR     725304LC1
5.2500%         PENNSYLVANIA ST TPK COMMN OIL FRANCHISE    709221CC7
5.4500%         SEATTLE WASH MUNICIPALITY MET SEATTLE      812659T26
5.0000%         LIVERMORE-AMADOR VY WTR MGMT AGY CALIF     538152BE8
5.5000%         SOUTH CAROLINA TRANSN INFRASTRUCTURE BK    837152BM8
5.3750%         WESTERN CAROLINA REGL SWR AUTH S C SEW     957886CQ5
5.0000%         CALLEGUAS-LAS VIRGENES CALIF PUB FING      131233BJ6
5.2500%         PIMA CNTY ARIZ MET DOMESTIC WTR IMPT       72178HCC9
5.5000%         WASHINGTON CNTY ORE SCH DIST NO 015        938361HL9
5.6250%         PIERCE CNTY WASH SCH DIST NO 403 BETHEL    720611MS8
5.6250%         PIERCE CNTY WASH SCH DIST NO 403 BETHEL    720611MR0
5.0000%         KENTUCKY ST PPTY & BLDGS COMMN REVS        49151EAR4
5.3750%         HILLSBOROUGH CNTY FLA SCH DIST SALES TAX   432337BJ1
5.0000%         WHATCOM CNTY WASH SCH DIST NO 501          962506LY5
5.2500%         SANTA CLARA CNTY CALIF FING AUTH LEASE     801577CY1
5.0000%         MARICOPA CNTY ARIZ SCH DIST NO 006         567031NK1
5.0000%         SANTA CLARA VY CALIF TRANSN AUTH SALES     80168NAR0
5.0000%         SANTA CLARA VY CALIF TRANSN AUTH SALES     80168NAS8
5.0000%         SAN JOSE CALIF UNI SCH DIST SANTA CLARA    798186RC8
5.3750%         CALIFORNIA ST DEPT WTR RES PWR SUPPLY      13066YED7
5.3500%         PROVO UTAH                                 744142FH8
5.4000%         PROVO UTAH                                 744142FJ4
5.2500%         YAKIMA CNTY WASH SCH DIST NO 7 YAKIMA      984368KP4
5.2500%         PROVO UTAH                                 744142FC9
5.1250%         SAN DIEGO CALIF PUB FAGS FINQ AUTH SWR     79730ADM7
5.3750%         ELSINORE VALLEY CALIF MUN WTR DIST CTFS    290319CW0
5.0000%         UNIVERSITY ALA UNIV REVS                   914031CH0
5.2500%         WISCONSIN ST                               977056V23
5.1250%         WASHINGTON CNTY ORE CLEAN WTR SVCS SEW     938240AP3
5.1250%         WASHINGTON CNTY ORE CLEAN WTR SVCS SEW     938240AQ1
5.2500%         CENTRAL PUGET SOUND WASH REGL TRAN AUTH    155048AX9
5.0000%         PALOS VERDES PENINSULA CALIF UNI SCH       697634TQ6
5.5000%         PALM BEACH CNTY FLA                        696497LP9


  Nominal
Interest Rate          Asset Long Description - 1         CUSIP

5.0000%         UTAH ST                                    917542HS4
5.2500%         WASATCH CNTY UTAH SCH DIST                 936784DS3
5.2500%         RICHMOND VA                                76541VBQ9
5.1250%         CALIFORNIA ST DEPT WTR RES CENT VY PROJ    13066KJM2
5.0000%         CHARLESTON CNTY S C SCH DIST               160075QB6
5.2500%         CALIFRONIA ST DEPT WTR RES PWR SUPPLY      13066YCF4
5.1250%         VIRGINIA ST TRASN BRD TRANSN CONTRACT      928184HA1
5.0000%         SAN DIEGO CNTY CALIF WTR AUTH WTR REV      797415DW3
5.1250%         SAN DIEGO CNTY CALIF WTR AUTH WTR REV      797415EN2
5.2500%         MILWAUKEE WIS                              602364Z61
5.0000%         MARICOPA CNTY ARIZ UNI SCH DIST NO 097     567438LN4
5.0000%         NAPA CNTY CALIF FLOOD PROTN & WATERSHED    63035LAQ3
7.1000%         TRAVIS CNTY TEX                            89438VHR0
5.1250%         PRINCE GEORGES CNTY MD                      74170KA3
5.0000%         DALLAS TEX WTRWKS & SWR SYS REV            235416PE8
5.0000%         DALLAS TEX WTRWKS & SWR SYS REV            235416PD0
5.2000%         KING CNTY WASH                             494748W69

                        EXHIBIT A TO COLLATERAL SCHEDULE


              EQUIPMENT DESCRIPTION
        (AS FURTHER DESCRIBED IN ANNEX 1)      APPRAISED VALUE
     ----------------------------------------  ---------------

     LEGACY  SOFTWARE  GROUPS

     Billings  and  Claims  System  Software
     (BUCS)                                    $ 9,900,000.00

     Auto  Marketing  Software  System
     (CARS)                                    $11,800,000.00
     Underwriting                              $21,200,000.00
     Claims                                    $35,400,000.00
     Commissions                               $   600,000.00
     Vendor                                    $ 3,800,000.00
     Bank  Reconciliation                      $ 2,700,000.00
                                               --------------
                                               $85,400,000.00

          CUSTOMER  RELATIONSHIP
        MANAGEMENT  SOFTWARE  PROJECTS
               (CRM)

     Legacy  Replacement  System               $   292,967.00
                                               --------------
                                               $   292,967.00
                                               --------------

     Total  appraised  items                   $85,692,967.00



     Leasehold  Improvements,  at  net  book
     Value,  equal  to  agreed  fair  value    $ 2,566,360.00


                        Grand  Total           $88,259,327.00
                                               ==============


ASSETS LOCATED AT: 6301 OWENSMOUTH AVENUE, WOODLAND HILLS, LOS ANGELES COUNTY, CA 91367

                Annex 1 to Exhibit A to Collateral Schedule No. 1

SOFTWARE  SYSTEM  DESCRIPTIONS

BILLING  AND  CLAIMS  (BUCS)

BUCS is a legacy system handling all aspects of customer billing for California and Arizona. The billing functions include the processing of: Statements of Account, Billing Notices, Cancellation Letters, Return Premium Checks, and Installment Notices. The main billing file contains all the billing information history for that policy/module (1 term). The Coverage History file contains information that can be combined with data from the master policy to display the written premium amounts for each vehicle by coverage, create date, and transaction type. Other key features of this system include: 1) acceptance of both automatic and manual premium payments for all CA and AZ policies, 2) ability for user to enter premium adjustments and money transfers between policies, 3) establishment of policies for future installments, notices and non-pay cancels, 4) the update and control of both notice history and installment history, 5) the printing of installment notices, pre cancel notices and all cancel letters, 6) the creation and archiving of coverage history detail for each policy transaction, 7) the addition / reversal of fees for late payments, insured cancels and bounced checks, and 8) the reconstruction of billing schedules depending on amount of payment made on any installments. Recent significant system enhancements include Arizona State billing rules, Year 2000 changes, and adding new fees to the California book of business. The system's 341,000 lines of code are written in COBOL. BUCS was 100% developed in-house by a team of ten software developers over the course of one year and initially released for use in 1993. A team of two to three developers did maintenance and enhancement of the BUCS system over the software system's life.

The With Cash / Suspense Assignment (WC/SA) is a subsystem to BUCS that: 1) provides a repository to store information on payments made with a policy application and 2) Holds the amount paid to be credited to the policy of the Insured when the application becomes a New Business Policy. With Cash is for the regular Auto policies in both CA and AZ. Suspense Assignment is for the Assigned Risk policies. Both function the same way but are separate systems for accounting purposes. The major features of the WC/SA subsystem are: 1) the acceptance of both automatic and manual application payments for Auto and Assigned Risk (CA and AZ policies), 2) enable users to enter cash adjustments,
3) verifies application for refund due and prints refund checks when application is rejected, 4) the transfers of money from application to policy when the New Business policy is created, 5) the reporting of receivables to General Ledger at month end. The WC component of WC/SA was completely developed in-house over the course of six months by three developers and was initially released for use in 1994 while the SA module was released in 1997. A team of one to two developers performs maintenance on the WC/SA subsystem. The major enhancements to the WC/SA system are the addition of Arizona State processing and Y2K changes.

E-BUCS provides California and Arizona customers with account status information such as payment history, current amount due, future installments and payoff amount on the Internet utilizing jacada to retrieve information from the BUCS billing system. The reason behind this project was to reduce the amount of billing related calls to the call center and provide more convenience to customers. E-BUCS went live in October 2000.

AUTO  MARKETING  SYSTEM  (CARS)

Developed in 1990, CARS is a system that generates on-line customer quotes, printed quotations, statistical reports and letters. Marketing representatives collect necessary information from customers on-line to produce quotes. Quotes can be mailed to prospective customers to provide them with coverage options. Additionally, at the customer's request, CARS can fax a potential customer a quote. This system interfaces with the Underwriting Paperless System (UPS). The Auto Marketing department is the primary user of CARS.

There are a number of batch production cycles for CARS. On a daily basis, information collected through the on-line screens and from telemarketing vendors is processed, quotes and letters are created and printed, statistics are calculated and updated, and reports are printed. On a weekly basis, re-quotes are processed and printed, statistics are calculated, updated, and reported, and files are purged of old data. On a monthly basis, customers that are selected for future re-quotes are cycled, statistics are calculated, updated, and reported, and statistical files are re-initialized. On a quarterly basis, system files are sorted, merged and purged. On an annual basis, the Activity file is processed to accurately reflect all applications accepted to become a policy. This annual activity feeds into the Community Service reporting for Department of Insurance.

CARS also supports direct mail marketing campaigns. As part of this effort, CARS keeps track of people who do not wish to receive marketing.

The on-line functions available in CARS allow the user to perform Entry, Display, and Update operations for all vital information necessary to prepare, review, or update quote information for the customer. This includes general applicant information, specific driver information, specific vehicle information, and rating coverage information. The system also has capabilities to generate faxed and remotely printed quotes.

The system also has user maintenance capabilities such as Table Maintenance and Message Updates. There is also activity tracking through Production Activity Inquiry capabilities.

CARS was originally developed in 1990 and the current code size is 350,000 lines. From the total code amount, about 30% is new when initially created and 70% is comprised of maintenance, which includes the increase in application functionality.

UNDERWRITING

Underwriting is supported by three sub-module applications: Underwriting Paperless System (UPS); Underwriter Information System (UWIN); and Policy Input Processing (PIP). UPS is an on-line system that processes auto applications from initial entry to final approval. It provides the capability to order MVR's (Motor Vehicle Records via third party software from each U.S. State DMV and Canada DMV), follow up on missing information, and determine status and review for approval. This system also provides on-line document handling and productivity/performance statistics. This system supports New Business Auto Underwriting and Data Entry.

Underwriting Paperless System (UPS) Batch production consists of daily, weekly and monthly cycles. On a daily basis, information collected through the on-line screens and received from CLUE (Comprehensive Loss Underwriting Exchange) and MVR is processed to generate productivity/performance statistics reports, application closed/bypass reports, MVR reports, queue balancing and aging reports, worksheets, postcards and letters. In a weekly processing new business aging, weekly application decline, call type, balancing reports are printed, rep statistics files are initialized. On monthly basis the system produces approval status activity reports and rep statistics monthly files are initialized.

UWIN is a claim summary system that provides for on-line inquiry of losses for a given policy and allows for updating of accident information including driver, vehicle, and accident coding. The UWIN / Cash Out system allows the user to follow up on claim payments made to the Insured, and Proof of Repair requests. Total Loss provides update and closure capabilities for automobiles being salvaged or totaled. In addition, Management Reporting and Table Maintenance are covered under this umbrella. They include Rep tracking and evaluation, and table update and logging.

The batch portion of the system is for Cash Out and Total Loss only. The Cash Out portion processes reversals, loss updates, duplicate removal, and exception reporting. Total Loss processes salvage extracts, updates, duplicates, letters, and vehicle removal. The Claim Summary batch portion is broken into UWIN / UW Review and UWIN / Surcharge.

UWIN also has screens and reports that support Underwriting and Premium Accounting to reinstate Cancelled Policies.

For in-force policy review, UWIN determines which policies require review. On a weekly basis, policies expiring in one and one half month are processed. The Underwriter Review system produces reports listing policies that fall within Underwriter Review criteria. The criteria consist of examining claims for a policy that meet specific conditions.

PIP is a bridge between CARS, UPS, and PMS. Its main function is to maintain in-force policy files. Data is retrieved from the respective file and written to the Entry Pending Files (EPF) for further processing. On-line edits eliminate error at the point of entry. It is also used for rewrites such as split policies or changes in term dates. Data entry is the sole user of this system.

In aggregate, the three sub-modules that comprise Underwriting consist of 650,000 lines of code written in COBOL.

CLAIMS

The Claims system is a large set of subsystems that handle all claims management at 21st Century Insurance. The major sub-systems include: Claims Administrative System (CAD); Loss Reporting; File Handling; Vehicle Inspection; Salvage Tracking; Communication; and Claims Vendor. Claims Financials System (CFS), Claims Summary, Comprehensive Loss Underwriting Exchange (CLUE), Catastrophe Reporting System, Forms & Letters (FLS), Reserve History, Loss Master Reporting, and Suit Tracking System are other subsystems that operate under Claims. The system has 1,100,000 lines of code written in COBOL.

The CAD system is part of the menu driven Claim Management System (CMS or TCIC), which was developed, in the early 1990's. There are three main areas in the CAD system. The first component of the CAD system handles Menu Driver file maintenance. A generic menu driver program uses these files to provide flexible, table-driven control of menu displays and screen-to-screen navigation throughout CMS environment. CAD also provides centralized user registration and security/access checking via RACF.

The second area of the CAD system is used for Claims table maintenance, which records and maintains various information files needed by other Claim subsystems.

The data includes Catastrophe Code, Claims Facilities, Facility Directions, Claims Organization Structure, Miscellaneous Codes, and Claim Territories by zip code.

The third part of the CAD system is the print subsystem. This subsystem allows Loss Reports, Vehicle Inspection system and Salvage Tracking system documents, File Handling diaries and other standard documents used in claim handling to be printed on demand via PC-connected laser printers at remote Claim offices. Status of completed jobs is communicated back to the initiating application.

The Loss Reporting System forms the basis for documenting claim information taken from an insured or claimant. The Loss Report is used by the Office Adjuster or Examiner to develop an investigative plan and to contact all parties involved in the incident. It may also be used to update, display, or print the Loss Report information, or to create a new version of the Loss Report.

The File Handling System provides the tools for handling the claim from creation to closure. It provides claim-level administrative functions, diary facilities, assignment and classification capabilities, as well as overviews of relevant coverages and financial details. As the system, which integrates all components of the Claims Management System, File Handling provides links to the Loss Reporting, Policy Management System, Claims Summary, Vehicle Inspection, and Calendaring and Suspense systems. Both Loss Reporting and File Handling are capable of handling Auto, Motorcycle and Homeowner/Condominium losses.

The Vehicle Inspection System (VIS) is a part of the CMS. This system is used to schedule all types of vehicle inspections and maintain a history of canceled, rescheduled, and reassigned inspections. Inspections may be made at a Drive-in
(DRI), Direct Repair Program (DRP) facility, Vehicle Inspection Center (VIC), Stereo Direct Repair vendor (STR), Glass Inspection (GLS) facility, or through a Field Inspection (FLD). Inspections can also be Waved (WAV) or assigned to an Independent Adjuster (IND). CARCO inspections, mandatory auto inspections that are a result of the California Automobile Pre-Inspection Law, are also scheduled.

CCC Information Services, Inc. (CCC), a Chicago based company is used for repair estimates. Through the mainframe, data are sent to CCC regarding a particular vehicle and the adjuster who is to do the estimate. CCC then sends the assignment to the adjuster's mailbox and using laptops connected to CCC do the estimate of repairs and sends it back to CCC. After processing, CCC sends the estimate results back to the 21st Century Insurance mainframe.

VIS is also responsible for the maintenance and activation of Drive-in Locations to include their daily time of operations. Using the PMS vendors, Claims maintain a list of authorized vendors used for repairs.

Salvage Tracking is an on-line sub-application that keeps track of salvage records. It tracks vehicles belonging to 21st Century Insurance, for either theft or total loss cases. Total loss or salvage tracking is established right from the stage of "request for pickup of salvage" through" sale of salvage at auction". It helps adjusters maintain salvage pools, track daily cost for vehicles stored at various locations etc. The sub-system also generates a unique sequence-id for each salvage record for which there is a claim. Salvage Tracking extracts the claim number as its input. Salvage Tracking was initially released in October, 1991.

Claim Communication System (CCS) - The Claims Department has always been posed with a challenge for a way to deliver timely and on-demand reports that will serve the needs of its staff that are mostly working in different locations far from the Home Office. In 1992, upon the Menu Driver platform, the Claim Communication System was developed.

The Claim Communication System is also referred to as the Remote Printing System. It is useful in providing reports submitted by the different application programs using the Menu Driver as well as process jobs that have been submitted by batch programs.

The printed output from CCS ranges from formatted reports such as Loss Reports, letters sent by claims adjusters to forms such as the Property Insurance Loss register. Even though most of the application systems may have different printed output, the procedure in using the CCS is still standard across these different application systems.

Besides the on-demand and immediate access feature of documents printed using CCS, the end product printed using a personal computer is with merits. These documents may be designed using different fonts, style and formatting which simulate forms or letters that used to be individually hand or typewritten within the Claims department.

The Claims Vendor System (CVS) is a part of the CMS. This system is used to create vendors that will be used by the claims department. Vendors must first be accredited PMS vendors before they can make claims vendors. There are several types of vendors from A01 to A52 and H01 to H05. This system is just concerned with types A01 to A06, which are being used by the Vehicle Inspection System. When VIS needs a vehicle to be inspected and assigned to a Direct Repair Program
(DRP), a list is provided to select the vendor to be used. CVS is responsible for the maintenance of the list of authorized vendors used for repairs, activation to include their status of being active or inactive and removal.

Claims Financials is the claims portion of the PMS purchased in 1979 from Policy Management System Corp. CFS provides for data entry and verification of transactions for opening and closing reserves, producing payment checks, and recording cash receipts. The software was initially released in 1979 and has been maintained by a staff of twenty people.

The primary function of the Claim Summary system is to capture and summarize loss data. This data is then used by the Underwriting department during policy renewal review processing. Additionally, this data may be used by claims whenever there is a need to access summarized claims data. There is a daily and a weekly batch production cycle. The daily batch processing applies daily losses to the Claim Summary file. Source of data applied to the Claim Summary file is from Policy Management System, specifically from daily PMS020 file. This file contains all policy modules updated during the daily PMS cycle. The weekly batch processing reorganizes the Claim Summary file. Additionally, there are G103 audit reports generated for Claims management. These reports notify Claims Management as to disposition of G103 "At Fault" letter processing. The on-line functions consist of a series of screen designed to allow the user to browse summarized loss data and assorted Policy In-force (PIF) segments. There is the capability for an Underwriter to add a comment, which is stored into the Claim Summary File. There is also capability to add and update Total Loss data via on-line screens. Claims Summary was initially released in 1980 and is maintained by a team of twenty-five developers.

The CLUE service is used to exchange loss information with Choicepoint. On a monthly basis, loss related data for policyholders is sent to them via tape. It stores a five-year history and is used by the Underwriting Claims Departments. The initial date of release of CLUE was 1990.

The Catastrophe Reporting System is a batch system designed to report homeowner and auto policy information for a specified catastrophe code. Reserve and payment data is extracted off the monthly loss master file, the weekly loss master file, and the daily PMS019 file and merged to create the daily reports. There are a series of three sets of reports created. This system was first utilized in 1994.

The FLS is a Vendor Software Package that allows Claims users to view and select from On-line screens a list of letters. The users are able to build and edit the letters that they choose. The variable data is pulled from a Claims database behind the scenes. There are no Batch processing jobs involved in generating the letters. There are a few batch procedures that are used to back-up the data. This system was released in 1997.

RESERVE HISTORY/CASELOAD tracks and reports reserve level changes, claim assignments and reassignments at the division and unit level. The system provides an audit trail of changes to reserve, claims assignments and reassignments.

The LOSS MASTER REPORTING system is a batch system that captures claims losses from the Policy Management System. This system was developed by 21st Insurance as a vehicle to report claims losses in a variety of views as well as to maintain data for use by the Statistical and Insurance Office Service reporting systems. A small portion of the Loss Master System passes data to the General Ledger system. There are also many one time statistical runs against the Loss Master files for reporting views that are not offered in the regular Loss Master reports. The Loss Master system reports losses exclusively or in various combinations by the following categories: coverage, accident date, company, policy type, loss type (reserves, payments, expenses, salvage, subrogation), examiner, adjuster, division, transaction date, reinsurance company, claim status (open, closed with pay, closed no pay).

Suit Tracking System allows Users to access and view individual Suit records online. It tracks three types of lawsuits for 21st Century Insurance: 1) Third party suits - An outside party sues 21st Century Insurance insured for bodily injury and/or property damage liability, 2) First party suits - An insured sues 21st Century Insurance for damages under the Uninsured Motorist coverage on his policy, 3) Subrogation suits - 21st Century Insurance sues another party to recover damages paid by Company under any coverage.

An accident can give rise to one or more suits. Each suit can have one or more claimants. If several suits are filed, they often are consolidated after filing. Assignment information could be different on suit associated with the same claims file, because different legal counsel must be assigned to avoid conflict of interest. The reserve remains open on claims lines in suit until final judgment. If 21st Century Insurance wins the case, the insured or claimant is awarded, 21st must pay the amount awarded plus allowable costs. A final payment will be issued, which closes the reserve.

COMMISSIONS

The Commissions custom system is an operational legacy system that is responsible for the processing for all agent commissions related to the 21st Century Casualty Company assigned risk policies. Daily, the PMS system sets up new business policies, renewals, and policy changes, and the Commission System calculates commissions according to the rules contained in Section 2462 of the California Insurance Plan. The commissions are then captured into the Commission master file. New vendors are added to the Vendor file as needed and an assignment record is created on the Assignment file to relate the PMS policy number to the vendor number.

At midmonth the commission checks and offset statements are printed and the Commission master file is updated with the checks, minimum earned commission transactions, and offsets. The closeout and balancing are not done until month end. The midmonth cycle was added in July 1996, to satisfy the state requirement that insurance companies pay commissions to the agent within 30 days of receipt of the application. The Commission system is not designed to do closeout and balancing other than at month end because it does its calculations based on full months. In addition, Accounting wants the closeout and balancing done only once a month, at month end.

At month end the closeout and balancing are done. The checks and all statements are printed and the Commission master file is updated with the checks, minimum earned views that are not offered in the regular Loss Master reports. The Loss Master system reports losses exclusively or in various combinations by the following categories: coverage, accident date, company, policy type, loss type (reserves, payments, expenses, salvage, subrogation), examiner, adjuster, division, transaction date, reinsurance company, claim status (open, closed with pay, closed no pay).

Suit Tracking System allows Users to access and view individual Suit records online. It tracks three types of lawsuits for 21st Century Insurance: 1) Third party suits - An outside party sues 21st Century Insurance insured for bodily injury and/or property damage liability, 2) First party suits - An insured sues 21st Century Insurance for damages under the Uninsured Motorist coverage on his policy, 3) Subrogation suits - 21st Century Insurance sues another party to recover damages paid by Company under any coverage.

An accident can give rise to one or more suits. Each suit can have one or more claimants. If several suits are filed, they often are consolidated after filing. Assignment information could be different on suit associated with the same claims file, because different legal counsel must be assigned to avoid conflict of interest. The reserve remains open on claims lines in suit until final judgment. If 21st Century Insurance wins the case, the insured or claimant is awarded, 21st must pay the amount awarded plus allowable costs. A final payment will be issued, which closes the reserve.

COMMISSIONS

The Commissions custom system is an operational legacy system that is responsible for the processing for all agent commissions related to the 21st Century Casualty Company assigned risk policies. Daily, the PMS system sets up new business policies, renewals, and policy changes, and the Commission System calculates commissions according to the rules contained in Section 2462 of the California Insurance Plan. The commissions are then captured into the Commission master file. New vendors are added to the Vendor file as needed and an assignment record is created on the Assignment file to relate the PMS policy number to the vendor number.

At midmonth the commission checks and offset statements are printed and the Commission master file is updated with the checks, minimum earned commission transactions, and offsets. The closeout and balancing are not done until month end. The midmonth cycle was added in July 1996, to satisfy the state requirement that insurance companies pay commissions to the agent within 30 days of receipt of the application. The Commission system is not designed to do closeout and balancing other than at month end because it does its calculations based on full months. In addition, Accounting wants the closeout and balancing done only once a month, at month end.

At month end the closeout and balancing are done. The checks and all statements are printed and the Commission master file is updated with the checks, minimum earned commission transactions, offsets, and charge offs. The system's 20,000 lines of code are written in COBOL.

VENDOR

The IRS requires 21st Century Insurance to report payments to vendors. The Vendor custom system is a legacy system for handling 1099 processing for all company vendors. The Internal Revenue Service requires 21 Century Insurance to report payments to vendors. The Vendor system is used to keep track of the payments made to vendors and is also used to create the 1099's. There are two main files. One is the Vendor Master file, which contains information such as name and address for each vendor, and the other is the Vendor accounting file that contains all the payments made to each vendor.

New vendors are added to the master vendor file as needed. If a CDS vendor is created, modified or deleted, and ABC table accounting vendor record is created and processed by the ABC accounting system. This way the master vendor file and the ABC vendor accounting file contain the same vendor information.

A PMS assignment record is created for new PMS policies, relating the PMS policy number to the vendor number. A CDS assignment record is created for new CDS accounting vendors, relating the CDS vendor number to the vendor number. CDS keeps its own set of vendor numbers. Daily the Vendor system extracts claims vendor payments from the PMS system and adds them to the Vendor Accounting file. Weekly the vendor system extracts vendor payments from the CDS accounting system and adds them to the Vendor accounting file. Weekly the Vendor system extracts commission payments from the Commission System and adds them to the Vendor accounting file. Monthly the Vendor system extracts commission and CDS accounting data that was not picked up by the weekly cycles (for the last few days of the month) and adds the data to the Vendor Accounting file. The Corporate Accounting department can make adjustments to the Vendor Accounting file by adding and offsetting data. Annually, vendor payments are reported to the IRS in accordance with the Department of Treasury Internal Revenue Service Publication 1220.

The  system's  146,000  lines  of  code  are  written  in  COBOL.

BANK  RECONCILIATION

This is a bank accounting system that handles cash, premium refunds, claims, commissions, and proposition 103 checks. Each banking day, processed check status is sent via ftp transmission and updates the Check Master File on the mainframe and Peoplesoft. Claims stop pays are collected daily and sent through Bank of America's BAMTRAC system. PMS and Accounting systems are balanced against each other daily. Escheat processing is done annually at October month end. The system's 85,000 lines of code are written in COBOL.

The Legacy Replacement initiative is the fifth among the CRM projects. Legacy Replacement refers to the migration to the Enterprise Billing system, which acts as a single billing, accounts receivable and payable system. This system is designed to support the future growth of 21st Century Insurance in terms of additional states and lines of business. This system is flexible to provide multi-channel billing/payment options and is designed using up-to-date system architecture. This system will replace BUCS and COGEN.